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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Snap-on Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

HELP US REDUCE COSTS

If you receive more than one set of proxy materials, it means your shares are held in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A., toll-free at 1-800-446-2617.

ADMISSION TO THE ANNUAL MEETING

All shareholders of record as of the close of business on February 25, 2008, can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

  •
  To enter the Annual Meeting, bring proof of ownership of Snap-on stock and a form of identification; or

  •
  If a broker or other nominee holds your shares, bring proof of ownership of Snap-on stock through such broker or nominee and a form of identification.

HOW TO VOTE

We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, then you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card, Mr. Pinchuk and Mr. Ellen, to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.investorvote.com. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

2801 80th Street
Kenosha, WI 53143

Notice of the 2008 Annual Meeting of Shareholders

March 14, 2008
Dear Shareholder:

Snap-on Incorporated will hold its 2008 Annual Meeting of Shareholders on Thursday, April 24, 2008, at 10:00 a.m. (Central Time), at the Wyndham Milwaukee Airport Hotel and Convention Center, 4747 South Howell Avenue, Milwaukee, WI 53207. This year's meeting is being held for the following purposes:

  1.
  to elect three directors to serve for the next three years and to ratify and elect one director to serve until the 2010 Annual Meeting of Shareholders;

  2.
  to ratify the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2008; and

  3.
  to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

In addition to the formal business, there will be a short presentation on Snap-on's performance.

Only shareholders who had shares registered in their names at the close of business on February 25, 2008, will be able to vote at the Annual Meeting. If you are a shareholder and plan to attend the Annual Meeting in person, then please refer to the section of this Proxy Statement titled "Commonly Asked Questions and Answers about the Annual Meeting."

If you have any questions or comments, please direct them to Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, Wisconsin 53143. Please also contact Investor Relations if you would like directions to the Annual Meeting. If you prefer, you may e-mail questions or comments to shareholders@snapon.com. We always appreciate your interest in Snap-on and thank you for your continued support.

Your vote is important. Thank you for voting.

Sincerely,

Daniel J. Garramone, Jr.
 Associate General Counsel and
Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2008. The proxy statement and annual report to security holders are available at www.snapon.com/SNA.

The Board of Directors recommends the following votes:

•
FOR each of the Board's nominees for election and ratification; and

•
FOR the ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2008.

To vote in person at the Annual Meeting, you will need to request a ballot to vote your shares. If you vote by proxy, either by Internet, telephone, or mail, and later find that you will be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

PROXY STATEMENT

TABLE OF CONTENTS

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
ITEM 1: ELECTION OF DIRECTORS	5
Nominees for Election and Ratification	5
Directors Not Standing for Election at this Meeting	6
CORPORATE GOVERNANCE PRACTICES AND BOARD INFORMATION	8
Nomination of Directors	8
Shareholder Communications with the Board	8
Annual Meeting Attendance	9
Board Information	9
Board Compensation	11
Table 1—Director Compensation	12
ITEM 2: RATIFY THE AUDIT COMMITTEE'S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR 2008	14
AUDIT COMMITTEE REPORT	14
DELOITTE & TOUCHE LLP FEE DISCLOSURE	15
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	16
Table 2—Security Ownership of Management	16
Security Ownership of Certain Beneficial Owners	17
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Compensation Committee Report	38
Executive Compensation Information	39
Table 3—Summary Compensation Table	39
Table 4—Grants of Plan-Based Awards	42
Table 5—Outstanding Equity Awards at Fiscal Year-End	44
Table 6—Option Exercises and Stock Vested	46
Table 7—Pension Benefits	48
Table 8—Non-qualified Deferred Compensation	50
Potential Change in Control and Other Post-employment Payments	51
Table 9—Potential Payments on Change in Control	53
OTHER INFORMATION	54
APPENDIX A—CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE	A-1

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:    WHEN WILL THIS PROXY STATEMENT FIRST BE MAILED TO SHAREHOLDERS?

A:    We expect to begin mailing this Proxy Statement to shareholders on or about March 19, 2008. This proxy material is also being made available to shareholders by Internet posting on or about March 19, 2008.

Q:    WHAT AM I VOTING ON?

A:    At the 2008 Annual Meeting you will be voting on two proposals:

  1.
  The election of three directors to serve terms of three years each and the ratification and election of one director to serve until the 2010 Annual Meeting. This year's Board nominees are:

•	Roxanne J. Decyk	•	James P. Holden
•	Nicholas T. Pinchuk		(ratification to serve until the 2010 Annual Meeting)
•	Richard F. Teerlink
  2.
  A proposal to ratify the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2008.

Q:    WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

A:    The Board of Directors is soliciting this proxy and recommends the following votes:

  •
  FOR each of the Board's nominees for election and ratification; and

  •
  FOR the ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2008.

Q:    WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:    To conduct the Annual Meeting, more than 50% of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." Assuming a quorum is present, directors are elected or ratified by a majority of the votes cast in person or by proxy at the meeting, and entitled to vote on the election and/or ratification of Directors. Assuming a quorum is present, the ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2008 requires an affirmative vote of a majority of the shares represented at the meeting.

Q:    WHAT IF I DO NOT VOTE?

A:    The effect of not voting will depend on how your share ownership is registered.

If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.

If you are a shareholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may or may not vote your shares in its discretion depending on the proposal before the meeting. Your broker may vote your shares in its discretion on routine matters such as the election of directors and ratification of the Company's independent auditors.

Q:    WHO MAY VOTE?

A:    You may vote at the Annual Meeting if you were a shareholder of record as of the close of business on February 25, 2008, which is the "Record Date." Each outstanding share of common stock is entitled to one vote. As of the Record Date, Snap-on had 57,547,704 shares of common stock outstanding.

Q:    HOW DO I VOTE?

A:    We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, then you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card, Mr. Pinchuk and Mr. Ellen, to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.investorvote.com. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:    It means your shares are held in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A. ("Computershare"), toll-free at 1-800-446-2617.

Q:    WHO WILL COUNT THE VOTE?

A:    Computershare, our transfer agent, will use an automated system to tabulate the votes. Its representatives will also serve as the election inspectors.

Q:    WHO CAN ATTEND THE ANNUAL MEETING?

A:    All shareholders of record as of the close of business on February 25, 2008, can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

  •
  To enter the Annual Meeting, bring proof of ownership of Snap-on stock and a form of identification; or

  •
  If a broker or other nominee holds your shares, bring proof of ownership of Snap-on stock through such broker or nominee and a form of identification.

Q:    CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A:    Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Assistant Corporate Secretary and voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.

Q:    MAY I VOTE AT THE ANNUAL MEETING?

A:    If you complete a Proxy Card, or vote through the Internet or by telephone, then you may still vote in person at the Annual Meeting. To vote at the meeting, please give written notice that you would like to revoke your original proxy to one of the following:

  •
  the Assistant Corporate Secretary, in advance of the Annual Meeting; or

  •
  the authorized representatives at the Annual Meeting.

Street name holders who wish to vote in person at the meeting will not be permitted to vote in person at the meeting unless they first obtain a proxy issued in their name from the bank, broker or other holder of record.

Q:    WHO IS MAKING THIS SOLICITATION AND HOW MUCH DOES IT COST?

A:    This solicitation is being made on behalf of Snap-on Incorporated by its Board of Directors. Our officers and employees may make solicitations by mail, telephone, facsimile or in person. We have retained Georgeson Inc., for $7,000 plus expenses, to assist us in the solicitation of proxies. This assistance will include requesting brokerage houses, depositories, custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the stock they hold. We will bear the cost of this solicitation and reimburse Georgeson Inc. for these expenses.

Q:    WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2009 ANNUAL MEETING?

A:    The Corporate Secretary must receive a shareholder proposal no later than November 19, 2008, for the proposal to be considered for inclusion in our proxy materials for the 2009 Annual Meeting. To otherwise bring a proposal or nomination before the 2009 Annual Meeting, you must comply with our Bylaws. Currently, our Bylaws require written notice to the Corporate Secretary between January 24, 2009, and February 23, 2009. If we receive your notice after February 23, 2009, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our Bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named Proxies will be able to vote on the proposal using their best judgment.

Q:    WHAT IS THE ADDRESS OF THE CORPORATE SECRETARY AND THE ASSISTANT CORPORATE SECRETARY?

A:    The address of the Corporate Secretary and the Assistant Corporate Secretary is:

  Corporate Secretary and/or Assistant Corporate Secretary
  Snap-on Incorporated
  2801 80th Street
  Kenosha, Wisconsin 53143

Q:    WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:    We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. If other matters are properly brought before the Annual Meeting, then the named Proxies will vote the proxies they hold in their discretion on such matters.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election and Ratification

The Board currently has 11 directors. The directors are divided into three classes. This year's Board nominees for election for terms expiring at the 2011 Annual Meeting are Roxanne J. Decyk, Nicholas T. Pinchuk and Richard F. Teerlink. Additionally, the Board is submitting the appointment of James P. Holden for a term expiring at the 2010 Annual Meeting for shareholder ratification and election.

The following is information about the nominees and Snap-on's other directors as of February 25, 2008. Pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Board must be comprised of three approximately equal classes. At the Annual Meeting each year, one class is nominated for election to a three-year term.

When Mr. Pinchuk was elected to the Board in April 2007 between meetings of shareholders, it was determined that he would stand for re-election in 2008 in the class of directors whose terms would, upon re-election, then expire in 2011. When Mr. Holden was so elected in July 2007, in order to keep classes of directors even at that time, it was determined that he would be in the class whose terms expire in 2010; however, the Bylaws require that the person be submitted to the shareholders at the Annual Meeting in any event for the balance of the term.

Lars Nyberg, a director of Snap-on since 2002, resigned from the Board in November 2007 due to increasing business commitments. We have greatly appreciated his years of service to Snap-on. The Board of Directors would like to acknowledge and thank Mr. Nyberg for that dedicated service.

Nominees for Election for Terms Expiring at the 2011 Annual Meeting

Roxanne J. Decyk
Director since 1993

Ms. Decyk, age 55, has been Corporate Affairs Director of Royal Dutch Shell plc, an oil, gas, chemical and refined petroleum products company, since July 2005. From March 2005 to July 2005, Ms. Decyk was Director International of Shell International B.V., from 2002 to 2005 was Senior Vice President—Corporate Affairs and Human Resources of Shell Oil Company, and from 1999 through 2002, was the Vice President of Corporate Strategy of Shell International Limited, based in London, England.

Nicholas T. Pinchuk
Director since 2007

Mr. Pinchuk, age 61, has been Snap-on's President and Chief Executive Officer since December 2007. Prior to his appointment as President and CEO, Mr. Pinchuk served as Snap-on's President and Chief Operating Officer since April 2007, and as Snap-on's Senior Vice President and President—Worldwide Commercial & Industrial Group since 2002. Prior to joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation and held various financial and engineering positions at Ford Motor Company. Mr. Pinchuk serves on the board of directors of Columbus McKinnon Corporation.

Richard F. Teerlink
Director since 1997

Mr. Teerlink, age 71, retired as Chairman of the Board of Harley-Davidson, Inc., a manufacturer of motorcycles, in 1998. He served as its Chairman from 1996 to 1998, Chief Executive Officer from 1989 to 1997, and President from 1988 to 1997. Mr. Teerlink serves as a Director of Johnson Controls, Inc.

Nominee for Ratification and Election for a Term Expiring at the 2010 Annual Meeting

James P. Holden
Director since 2007

Mr. Holden, age 56, served 27 years in the automotive industry, including 19 years with DaimlerChrysler and its predecessor, Chrysler Corporation. He was most recently President and Chief Executive Officer until 2000 of DaimlerChrysler Corporation, a US subsidiary of DaimlerChrysler AG. Since March 2007, he has served as non-executive Chairman of Meridian Automotive Systems. Mr. Holden is also a director of SMobile Systems, Speedway Motorsports, Inc. and SIRIUS Satellite Radio, Inc.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOUR NOMINEES.

Shares represented by proxies will be voted according to instructions on the Proxy Card. Only cards clearly indicating a vote against will be considered as a vote against the nominee. If the Board learns prior to the Annual Meeting that a nominee is unable to serve, then the Board may name a replacement, in which case the shares represented by proxies will be voted for the substitute nominee.

Directors Not Standing for Election at this Meeting:

Directors Continuing to Serve Until the 2010 Annual Meeting

John F. Fiedler
Director since 2004

Mr. Fiedler, age 69, was the Chairman of the Board of BorgWarner Inc., a supplier of engineered systems and components primarily for automotive powertrain applications, from 1996 until 2003. He was also the Chief Executive Officer of BorgWarner from 1995 until 2003. Mr. Fiedler serves as a Director of AirTran Holdings, Inc., Mohawk Industries, Inc. and WABCO Holdings Inc.

W. Dudley Lehman
Director since 2003

Mr. Lehman, age 56, retired in 2006 as Group President for Kimberly-Clark Corporation, a manufacturer and marketer of a wide range of consumer and business-to-business products from natural fibers, which position he held since 2005. From 2004 to 2005 he served as Group President—Business to Business for Kimberly-Clark and from 1995 to 2004 he served as Group President—Infant and Child Care Sectors for Kimberly-Clark.

Edward H. Rensi
Director since 1992

Mr. Rensi, age 63, has been an owner and Chief Executive Officer of Team Rensi Motorsports, which sponsors two cars in the NASCAR Nationwide Series, since 1998. From 1997 to 1998, he was a consultant to McDonald's U.S.A., a food service organization. He was President and Chief Executive Officer of McDonald's U.S.A. from 1991 to 1997. Mr. Rensi also serves as a Director of Great Wolf Resorts, Inc. and of International Speedway Corporation.

Directors Continuing to Serve Until the 2009 Annual Meeting

Bruce S. Chelberg
Director since 1993

Mr. Chelberg, age 73, retired as Chairman of the Board and Chief Executive Officer of Whitman Corporation, a consumer goods company, in 2000. He had served as its Chairman and Chief Executive Officer since 1992 and had served on Whitman's Board since 1988. Mr. Chelberg serves as a Director of First Midwest Bancorp, Inc. and Northfield Laboratories, Inc.

Karen L. Daniel
Director since 2005

Ms. Daniel, age 50, has served as Executive Vice President and the Chief Financial Officer for Black & Veatch Corporation, a leading global engineering, construction and consulting company specializing in infrastructure development in the areas of energy, water and information, since 2000.

Arthur L. Kelly
Director since 1978

Mr. Kelly, age 70, has been the Managing Partner of KEL Enterprises L.P., a holding and investment company, since 1982. Mr. Kelly is a Director of BASF Aktiengesellschaft, Bayerische Motoren Werke (BMW) A.G., Deere & Company and Northern Trust Corporation.

Jack D. Michaels
Director since 1998

Mr. Michaels, age 70, has been Snap-on's Chairman since November 2004. Mr. Michaels was also our Chief Executive Officer from November 2004 until his retirement in December 2007, and our President from November 2004 until April 2007. Prior to joining Snap-on, Mr. Michaels was the Chairman of the Board of HNI Corporation, a manufacturer and marketer of office furniture and hearth products, from 1996 to 2005. In addition, from 1991 to 2004 he served as HNI's Chief Executive Officer, and from 1991 to 2003, he served as HNI's President.

CORPORATE GOVERNANCE PRACTICES AND BOARD INFORMATION

Nomination of Directors

The Corporate Governance and Nominating Committee fulfills the role of a nominating committee. The material terms of the Committee's role are included in its charter. You may find the Committee's charter on the Company's Website at www.snapon.com. This charter requires that all members of the Committee meet the independence requirements of applicable laws and regulations, including, without limitation, the requirements imposed by the listing standards of the New York Stock Exchange.

The Committee uses a variety of means to identify prospective Board members, including the Committee's contacts and recommendations from other sources. In addition, it may also retain a professional search firm to identify candidates. Pursuant to its charter, the Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve the search firm's fees and other retention items.

The Committee will consider director candidates recommended by shareholders provided that the shareholders submitting recommendations follow the procedures set forth below. The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. If a shareholder wishes to suggest an individual for consideration as a nominee for election to the Board at the 2009 Annual Meeting, and possible inclusion in the Proxy Statement, we recommend that you submit your suggestion in writing to the Corporate Secretary before October 1, 2008, for forwarding to the Committee.

To bring a nomination before the 2009 Annual Meeting from the floor during the meeting, you must comply with our Bylaws. Our Bylaws require written notice to the Corporate Secretary between January 24, 2009, and February 23, 2009. If we receive your notice after February 23, 2009, then your proposal or nomination will be untimely. The notice must also meet the requirements of our Bylaws. If you do not comply with these requirements, your nomination can be excluded.

The Committee has a procedure under which all director candidates are evaluated. When evaluating a candidate's capabilities to serve as a member of the Board, the Committee uses the following criteria: independence, the relationships that the candidate has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), conflicts of interest, ability to contribute to the oversight and governance of the Company, the candidate's skill sets and positions held at other companies, existing time commitments and diversity. Further, the Committee reviews the qualifications of any candidate with those of its current directors to augment and complement the skill sets of its current Board members. The Committee identifies qualified potential candidates without regard to any candidate's race, color, disability, gender, national origin, religion or creed, to ensure the fair representation of all shareholder interests.

Mr. Pinchuk was elected to the Board of Directors by a vote of the Board in April 2007, upon his election to the positions of President and Chief Operating Officer. Mr. Pinchuk was already an executive officer of the Company at the time of election. Mr. Holden, who was elected to the Board of Directors in July 2007, is an independent director. Mr. Holden was first suggested as a nominee to the Board of Directors as a result of a search conducted by Heidrick & Struggles, an outside consulting firm retained by the Committee and paid a fee for their services, which consisted of researching and recommending potential candidates.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors, individually or as a group, should send their communications to the Corporate Secretary at the address listed below. The Corporate

Secretary is responsible for forwarding communications to the appropriate Board members and screens these communications for security purposes.

Name of Director
c/o Corporate Secretary
Snap-on Incorporated
2801 80th Street
Kenosha, WI 53143

Annual Meeting Attendance

All directors may attend the Annual Meeting of Shareholders either in person or by telephone. If a director attends by phone, he or she is also able to answer questions asked at the Annual Meeting. However, incumbent directors that are not standing for re-election at the Annual Meeting are not required to attend. Last year, each director attended the Annual Meeting in person.

Board Information

The primary responsibility of the Board is to oversee the business and affairs of the Company. The Board met seven times in 2007. All directors attended at least 75% of the total meetings of the Board and committees of which they were members in 2007; in the case of directors who joined or left the Board in 2007, this refers to the period they served as directors. The Board conducts executive sessions of non-management directors at every regular Board meeting. At these executive sessions, the Chair of the Corporate Governance and Nominating Committee presides. Interested persons may communicate about appropriate subject matter with the Chair of the Corporate Governance and Nominating Committee as described above under the section titled "Shareholder Communications with the Board."

The Board has reviewed the independence of its members, considering the independence tests promulgated by the New York Stock Exchange and has adopted categorical standards to assist it in making its determination of director independence. These categorical standards are attached to this Proxy Statement as Appendix A. The Board has affirmatively determined that each of Messrs. Chelberg, Fiedler, Holden, Kelly, Lehman, Rensi, Teerlink and Ms. Daniel and Ms. Decyk are independent on the basis that they had no relationships with the Company that would be prohibited under the independence standards of the New York Stock Exchange or in the categorical standards. Mr. Michaels, who served as an executive officer of the Company until December 2007, and Mr. Pinchuk, our President and Chief Executive Officer, are not considered independent. Team Rensi Motorsports ("Team Rensi") is a sponsor of two cars in the NASCAR Nationwide Series. One of our directors, Mr. Rensi, is an owner of Team Rensi. In 2007, the Company had an agreement with Team Rensi to provide $50,000 worth of tools valued at list prices; the actual cost to the Company was less than this amount. The Board has determined that this relationship did not affect Mr. Rensi's independence as it was a relationship permitted by the categorical standards and was customary for Snap-on to enter into agreements of this type. In addition, Mr. Kelly is a director of Northern Trust Corporation and Ms. Decyk is an officer of Royal Dutch Shell plc. An affiliate of Northern Trust Corporation performs administrative functions for several Snap-on benefit plans; Snap-on occasionally purchases petroleum products produced by affiliates of Royal Dutch Shell. However, the amounts of those transactions are extremely modest as compared to Snap-on's, Northern Trust's and Shell's total revenues. These relationships are permitted by the categorical standards, and it was determined that they did not affect Mr. Kelly's and Ms. Decyk's independence. See "Other Information—Transactions with the Company" for information about Snap-on's policies and practices regarding transactions with members of the Board.

The Board is organized so that its committees focus on issues that may require more in depth scrutiny. The present committee structure consists of the (i) Audit, (ii) Corporate Governance and Nominating, and (iii) Organization and Executive Compensation Committees. Committee reports are presented to the full Board for discussion and review.

The Board has adopted Corporate Governance Guidelines. These Guidelines are located on the Company's Website at www.snapon.com.

Audit Committee

The Audit Committee is composed entirely of non-employee directors who meet the independence and accounting or financial management expertise standards and requirements of the New York Stock Exchange and the Securities and Exchange Commission (the "SEC"). The Audit Committee assists the Board's oversight of the integrity of the Company's financial statements, the Company's independent auditors' qualifications and independence, the performance of the Company's independent auditors, the Company's internal audit function, and the Company's compliance with legal and regulatory requirements. During fiscal 2007 the Committee met eight times. The Board has adopted a written charter for the Audit Committee, which is located on the Company's Website at www.snapon.com. The Committee's duties and responsibilities are discussed in greater detail in the charter. Currently Messrs. Fiedler and Teerlink (Chair) and Ms. Daniel serve on the Audit Committee. The Board has determined that each of the Audit Committee members qualifies as an audit committee financial expert within the meaning of regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange. This Committee makes recommendations to the Board regarding Board policies and structure including size and composition of the Board, corporate governance, number and responsibilities of committees, tenure policy, qualifications of potential Board nominees, including nominees recommended by shareholders, and director compensation. Currently Messrs. Chelberg, Holden and Lehman (Chair) serve on the Corporate Governance and Nominating Committee. Mr. Nyberg served on the Corporate Governance and Nominating Committee until November 1, 2007. During fiscal 2007 the Committee met four times. The Board has adopted a written charter for the Corporate Governance and Nominating Committee which is located on the Company's Website at www.snapon.com. The Committee's duties and responsibilities are discussed in greater detail in the charter. See the section titled "Nomination of Directors" for more information regarding recommending and nominating directors.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange and the SEC. This Committee oversees our corporate organization, executive succession and executive compensation programs. It recommends to the Board the appropriate level of compensation for our Chief Executive Officer and, after consulting with the Chief Executive Officer, approves the compensation of other officers. This Committee also administers our incentive stock and compensation plans and the employee stock ownership and franchised dealer stock ownership plans. This Committee has also been designated by the Board to consider and conduct succession planning for the chief executive officer position with the oversight of the Board. Currently Ms. Decyk (Chair) and Messrs. Kelly and Rensi serve on the Organization and Executive Compensation Committee. During fiscal 2007 the Committee met six times. The Board has adopted a written charter for the Organization and Executive Compensation Committee, which is located on the Company's Website at www.snapon.com. The Committee's duties and responsibilities are discussed in greater detail in the charter. The Committee's processes and procedures are discussed in the section titled "Compensation Discussion and Analysis."

Availability of Certain Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a written charter for each of the Audit Committee, Corporate Governance and Nominating Committee and the Organization and Executive Compensation Committee. The Corporate Governance Guidelines, Code of Business Conduct and Ethics (and information about any waivers from the Code that are granted to directors or executive officers) and the charters are available on the Company's Website at www.snapon.com. All of these documents are also available in print upon written request directed to our Corporate Secretary at 2801 80th Street, Kenosha, WI 53143.

Board Compensation

Employee Directors

Directors who are employees do not receive additional compensation for serving on the Board or its Committees.

Non-employee Directors

In fiscal 2007, our non-employee directors each received an annual retainer of $75,000. Non-employee directors who were also committee chairs received an annual chair fee of $10,000, except for the Audit Committee Chair who received an annual chair fee of $15,000. Audit Committee members, except for the Audit Committee Chair, received an additional annual fee of $7,500.

On April 26, 2007, the Board of Directors approved a grant of $90,000 worth of shares of restricted stock to non-employee directors under our 2001 Incentive Stock and Awards Plan, as amended (the "Stock and Incentive Plan"). The number of restricted shares granted was based on the average closing price for the Company's stock for the 30 business days prior to the grant date. Therefore, in fiscal 2007, each non-employee director received 1,827 shares of restricted stock. The restrictions on the shares lapse on termination of service as a director or in the event of a change in control, as defined in the plan. The directors are entitled to receive cash and stock dividends on the restricted stock at the same rate as the dividends paid to our shareholders, and have full voting rights with respect to the shares. Prior to fiscal 2006, each non-employee director received an annual grant of stock options to purchase 3,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date.

Directors have the option to receive up to 100% of their cash fees, including the annual retainer, in shares of common stock under the Amended and Restated Directors' 1993 Fee Plan, which we refer to as the "Directors' Fee Plan." Under this plan, non-employee directors receive shares of our common stock based on the fair market value of a share of our common stock on the last day of the month in which the fees are paid. Under the Directors' Fee Plan, directors may choose to defer the receipt of all or part of their shares and fees to a deferral account. The Directors' Fee Plan credits deferred cash amounts with earnings based on market rates of return. Earnings on deferred cash amounts were based on the money market funds rate, which from January 1, 2007 to December 31, 2007 averaged 5.21%. Dividends on deferred shares of common stock are automatically reinvested at the same rate as the dividends paid to our shareholders.

Directors also are entitled to reimbursement for reasonable out-of-pocket expenses they incur in connection with their travel to and attendance at meetings of the Board or committees thereof. In addition, non-employee directors, who are not eligible to participate in another group health plan, may participate in our medical plans on the same basis as our employees; however, non-employee directors must pay the full premium at their own expense. Eligibility to participate in our medical plans ceases upon termination of service as a director.

Set forth below is a summary of the compensation paid to each non-employee director in fiscal 2007:

Table 1: Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Bruce S. Chelberg	$75,000	$90,000	$—	$165,000

Karen L. Daniel	82,500	90,000	—	172,500

Roxanne J. Decyk	85,000	90,000	—	175,000

John F. Fiedler	82,500	90,000	—	172,500

James P. Holden(4)	43,750	75,000	—	118,750

Arthur L. Kelly	75,000	90,000	—	165,000

W. Dudley Lehman	85,000	90,000	—	175,000

Lars Nyberg(5)	56,453	90,000	—	146,453

Edward Rensi	75,000	90,000	—	165,000

Richard F. Teerlink	90,000	90,000	—	180,000

(1)
Includes annual retainer, committee and chair fees.

(2)
Amounts shown are the amounts expensed in 2007 relating to restricted stock grants. Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity awards at the time of grant. The compensation expense for such awards is expensed at the time of grant. There was no option expense in 2007 for directors' options as no options were granted in 2007. The assumptions used to determine the valuation of the awards are discussed in note 13 to our consolidated financial statements.

(3)
Each non-employee director had the following equity awards outstanding as of the end of fiscal 2007:

	Option Awards	Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)	Number of Shares of Stock That Have Not Vested (#)

Bruce S. Chelberg	24,000	3,784

Karen L. Daniel	—	3,784

Roxanne Decyk	6,000	3,784

John F. Fiedler	—	3,784

James P. Holden(4)	—	1,425

Arthur L. Kelly	24,000	3,784

W. Dudley Lehman	6,000	3,784

Lars Nyberg(5)	—	—

Edward Rensi	24,000	3,784

Richard F. Teerlink	24,000	3,784

The options are fully vested and expire on the earlier of (i) ten years from the date of grant, or (ii) a stated period after termination of service as a director. The restrictions on the stock awards lapse upon termination of service as a director or in the event of a change in control, as defined in the Stock and Incentive Plan.

(4)
Mr. Holden became a director on July 2, 2007.

(5)
Mr. Nyberg served as a director until November 1, 2007.

ITEM 2: RATIFY THE AUDIT COMMITTEE'S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR 2008

The Board of Directors proposes that the shareholders ratify the selection by the Audit Committee of Deloitte & Touche LLP ("D&T") to serve as the Company's independent auditor for the 2008 fiscal year. Pursuant to the Sarbanes-Oxley Act of 2002 and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent auditor. Although shareholder ratification of the Audit Committee's selection of the independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of D&T to our shareholders for ratification to permit shareholders to participate in this important decision. If the shareholders fail to ratify the Audit Committee's selection of D&T as the Company's independent auditor for 2008 at the Annual Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor. Representatives of D&T will be at the Annual Meeting to answer your questions and to make a statement if they so desire.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR FOR 2008.

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is located on the Company's Website at www.snapon.com. The Audit Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

During fiscal 2007, the Committee met eight times. In the exercise of its duties and responsibilities, the Committee members reviewed and discussed the audited financial statements for fiscal 2007 with management and the independent auditors. In addition, the Committee members met to discuss the earnings press releases and interim financial information contained in each earnings press release with the Chairman, President and Chief Executive Officer, the Chief Financial Officer, the Controller, and the independent auditors prior to public release.

The Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with Snap-on's independent auditors, Deloitte & Touche LLP. The Committee received a written disclosure and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP their independence. Based on their review and discussions and subject to the limitations on the role and responsibilities of the Committee in its charter, the Committee recommended to the Board that the audited financial statements be included in Snap-on's Annual Report to shareholders on Form 10-K to be filed with the Securities and Exchange Commission.

Richard F. Teerlink, Chair
Karen L. Daniel
John F. Fiedler

DELOITTE & TOUCHE LLP FEE DISCLOSURE

The Audit Committee selects our independent auditors for each fiscal year. During the fiscal year ended December 29, 2007, Deloitte & Touche LLP ("D&T") was employed principally to perform the annual audit, including audit services related to the Company's Sarbanes-Oxley Section 404 compliance, and to render tax advice and compliance services. The following table sets forth the amount of fees for professional services rendered by D&T as of and for the fiscal years ended December 29, 2007 (Fiscal 2007), and December 30, 2006 (Fiscal 2006).

	Fiscal 2007	Fiscal 2006
Audit(1)	$4,677,185	$3,937,489
Audit Related(2)	268,755	325,820
Tax(3)	1,471,153	1,521,872
All Other Fees	—	—

Total Fees	$6,417,093	$5,785,181

(1)
Includes fees related to the issuance of the audit opinions, including Sarbanes-Oxley 404, and timely quarterly reports on Form 10-Q, statutory audits and consents for other SEC filings.

(2)
Includes acquisition-related due diligence and audits of employee benefits plans in both years.

(3)
Includes U.S. and international tax advice and compliance services.

The Audit Committee has adopted a policy for pre-approving all audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature or anticipated at the time the budget is submitted. Audit Committee pre-approval is required to exceed the budgeted amount for a particular category of services and to engage the independent auditor for any service that was not pre-approved. The Audit Committee considers whether the provision of such services are consistent with the SEC's rules on auditor independence and whether the independent auditor is best positioned to provide the most effective and efficient service. The Audit Committee considered the non-audit services provided by D&T in fiscal 2006 and 2007 and determined that the provision of those services is compatible with maintaining auditor independence. The Audit Committee has also delegated pre-approval authority to the Committee Chair, provided that any pre-approval by the Committee Chair is reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee periodically receives a report from members of management and the independent auditor on the services rendered and fees paid to the independent auditors to ensure that such services are within the pre-approved amounts.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of Snap-on common stock beneficially owned by each non-employee director and by Messrs. Ellen, Kassouf, Michaels, Pinchuk and Ward and Ms. Moreno (the "named executive officers" or "NEOs"), as well as the total number of shares held by all current directors and executive officers as a group, as of February 25, 2008, the Record Date. Beneficial owners include the directors and executive officers, their spouses, minor children and family trusts. In addition, we also include information regarding one former executive officer, Ms. Marrinan, who is also included in the Summary Compensation Table and considered a named executive officer. Unless we have indicated otherwise in the footnotes, the individuals listed below have sole voting and investment power over their shares.

Table 2: Security Ownership of Management

Beneficial Owner	Shares Owned(1)		Option Shares(2)

Bruce S. Chelberg	29,881		24,000

Karen L. Daniel	5,963		0

Roxanne J. Decyk	25,050		6,000

Martin M. Ellen	109,963	(3)	151,554

John F. Fiedler	4,399		0

James P. Holden	2,060		0

Thomas L. Kassouf	18,380		5,400

Arthur L. Kelly	57,981	(4)	21,000

W. Dudley Lehman	6,085		6,000

Jack D. Michaels	151,804		428,000

Jeanne M. Moreno	26,375		20,000

Nicholas T. Pinchuk	107,193		211,333

Edward H. Rensi	18,680		24,000

Richard F. Teerlink	27,991		24,000

Thomas J. Ward	54,278		68,733

All current directors and executive officers as a group (17 persons)	663,035		1,005,734

Former Executive Officer
Susan F. Marrinan	25,369		16,152

As a group, the current directors and executive officers beneficially own approximately 2.8% of the outstanding common stock, including option shares and deferred share units.

Mr. Michaels beneficially owns approximately 1.0% of the outstanding common stock; however, no other individual director or executive officer beneficially owns more than 1% of the outstanding common stock.

(1)
Amounts for directors and executive officers include deferred share units payable in shares of common stock on a one-for-one basis. Amounts for the named executive officers include the following amounts of restricted shares: Mr. Ellen—63,140, Mr. Kassouf—13,530, Ms. Marrinan—12,000, Mr. Michaels—106,700, Ms. Moreno—23,000, Mr. Pinchuk—89,200, and Mr. Ward—

  51,100. "Restricted" means that the share units or shares of stock are unvested and subject to forfeiture under terms of compensation awards or agreements if the Company and/or the holder do not meet vesting requirements.

(2)
This column represents shares not included in the "Shares Owned" column that may be acquired by the exercise of options as of the Record Date or within 60 days of the Record Date.

(3)
This figure includes shares held by Mr. Ellen's limited partnership.

(4)
This figure includes shares held by trusts for the benefit of Mr. Kelly and his family.

Security Ownership of Certain Beneficial Owners

The following information relates to each person or entity known to us to be the beneficial owner of more than 5% of our common stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power over their shares.

Lord, Abbett & Co., LLC, 90 Hudson Street, Jersey City, NJ 07302, has reported on Schedule 13G/A, filed on February 14, 2008, the beneficial ownership of 4,690,415 shares of common stock as of December 31, 2007, representing approximately 8.1% of the shares outstanding. Lord Abbett reports sole dispositive power as to all of such shares, and sole voting power as to 4,568,515 of those shares.

EARNEST Partners, LLC, 1180 Peachtree Street, Suite 2300, Atlanta, GA 30309, has reported on Schedule 13G/A, filed on January 31, 2008, the beneficial ownership of 3,394,406 shares of common stock as of December 31, 2007, representing approximately 5.9% of the shares outstanding. EARNEST reports sole dispositive power as to all of such shares, sole voting power as to 1,137,175 of those shares, and shared voting power as to 1,077,003 shares.

Harris Associates L.P., Two North LaSalle Street, Suite 500, Chicago, IL 60602, has reported on Schedule 13G/A, filed on February 13, 2008, the beneficial ownership of 4,387,590 shares of common stock as of December 31, 2007, representing approximately 7.6% of the shares outstanding. Harris reports shared voting power as to all of such shares, with sole dispositive power as to 2,465,290 of those shares and shared dispositive power as to 1,922,300 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Organization and Executive Compensation Committee of the Board of Directors (which we refer to as the "Compensation Committee" or the "Committee") is composed solely of independent directors, as determined under the New York Stock Exchange listing standards. The Committee oversees Snap-on's executive compensation programs. The Committee's responsibilities are set forth in its charter, which you can find on the Company's Website at www.snapon.com. Three primary responsibilities are to:

    •
    Review corporate goals and objectives relevant to compensation for the Chief Executive Officer and to evaluate the performance of the Chief Executive Officer in light of these goals and objectives;

    •
    In consultation with the independent directors who are not members of the Committee, establish the compensation for the Chief Executive Officer; and

    •
    Establish the compensation of all other executive officers, after consulting with the Chief Executive Officer. (Please refer to Item 10 of our Annual Report on Form 10-K for a listing of our seven executive officers.)

This discussion and analysis is designed to assist your understanding of Snap-on's compensation objectives and philosophy, the Compensation Committee's practices and the elements of total executive compensation.

Objectives and Philosophy

Snap-on's executive compensation program is designed to attract and retain high quality executive officers that are critical to the long-term success of the Company, and to place an amount of each executive officer's pay at risk so that he or she is rewarded for achieving Snap-on's short-term business and long-term strategic goals. We determine target total direct compensation levels for Snap-on's executive officers based on several factors, including:

    •
    Each individual's role and responsibilities;

    •
    The total compensation of executives who perform similar duties at other companies;

    •
    The total compensation for the executive officer during the prior fiscal year;

    •
    The executive officer's performance and projected contribution to Snap-on's future success; and

    •
    Other circumstances as appropriate.

Our goal is to design a compensation program that rewards executive officers for performance in relationship to the achievement of corporate and personal performance goals. As such, the majority of our executive officers' total compensation opportunity is placed at risk by tying it to annual and long-term incentive plans rather than base salary. In order to further emphasize this pay for performance philosophy, we generally derive base salaries from the median for comparable positions reflected in Market Data described below, while our total direct compensation levels (base salary plus annual and long-term incentives) for 2007 and the past few years have been designed to generally fall within the 60th and 65th percentiles, if target levels of the performance measures were achieved. Therefore, to try to achieve this balance, we have targeted incentive compensation to be above the 65th percentile. For the past several years, actual pay for our executive officers has generally been, on average, below our targeted compensation levels because the target levels of performance in the long-term incentive plans were not achieved. Each element of total direct compensation and Market Data is discussed further below.

During 2007, we made the decision to broaden the compensation philosophy to target total direct compensation to fall within the 50th and 65th percentiles. We believe this change will bring us closer in line with the market and current practices, while still providing flexibility to attract and retain top-tier talent and align compensation with our aggressive performance expectations. We do not intend that this change in philosophy will have an immediate effect on the compensation of our current executive officers while they are in their current positions because we intend to gradually implement this new philosophy as individuals join the Company and existing executives move into new positions. We expect that this changed philosophy will provide us more ability to use judgment and discretion in the future.

In addition to base salary and incentive compensation, the Committee also oversees benefits and other amounts payable to executive officers. This includes retirement benefits and potential benefits that may be payable in a situation involving a change in control of the Company. The Committee reviews market practices with respect to these other types of compensation. The Committee did not benchmark these items in 2007 because these types of benefits and programs have many facets and the Committee believes they are not conducive to review in such a manner.

Retirement benefits are intended both to recognize, over the long term, services rendered to the Company and to keep our overall pay packages for executive officers comparable to that of the market so that we can attract and retain high quality executive officers. The Company also maintains a 401(k) plan that permits participants, including our executive officers, to make additional retirement contributions. Depending on the participant's pension formula, the Company matches a specified portion of participant contributions.

The retirement arrangements adopted by the Company are designed so that any limitations on covered compensation and potential benefits that would apply under the Internal Revenue Code should not limit the actual retirement benefits that are earned and received by the Company's executive officers. In addition, the Company sponsors a deferred compensation plan for which approximately 50 active and retired executives are eligible to participate, including each of the executive officers. Depending on the pension formula applicable to the executive officer and their participation in the 401(k) plan, the Company makes matching contributions to restore 401(k) plan matching contributions that are otherwise limited by Internal Revenue Service ("IRS") regulations. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to maintain pay packages comparable to that in the market and to provide an additional incentive for the participants to further provide for their retirement. While the Committee periodically reviews market information to maintain comparability to market practice, it does not benchmark retirement benefits because of the wide variety of plans used across the industry.

Consistent with market practice, the Company provides various other health and welfare benefits to its executive officers and other employees. These benefits, such as health and disability insurance, are provided to most U.S. salaried employees on substantially the same basis. The Company does not provide other perquisites to executive officers.

The Company, like many companies, has compensation agreements with key executive officers that typically provide the executive officers with severance and other benefits in the event of certain terminations of employment within a specified period following a change of ownership. The Committee regularly reviews these agreements and compares the level of benefits payable thereunder to those offered at other companies, and believes these types of agreements remain important to the Company. Severance for executive officers is determined on a case-by-case basis. There are no special severance agreements with the executive officers named in the Summary Compensation Table (the "named executive officers" or "NEOs") who are current officers.

Compensation Committee Practices

The Compensation Committee has the sole authority to retain and terminate a consulting firm to assist in the evaluation of compensation of the Chief Executive Officer and other executive officers, and has the sole authority to approve the consultant's fees and other retention terms. As part of the process to retain an executive consultant, the Committee considers their representations with respect to their practices and approach to maintaining independence. The analyses performed by our consultants on competitive marketplace practices are referred to as the "Market" or "Market Data."

While the Committee uses the Market Data as a reference point for determining various components of an executive officer's direct compensation, it does not benchmark this data in order to mathematically calculate compensation. The Committee reviews Market Data in general terms and we believe it is important for the Committee to use its judgment and discretion to address individual circumstances rather than to simply aim for a level of compensation that falls within a specific range of Market Data. Therefore, the information in the Market Data is not used to limit the discretion of the Committee in establishing compensation levels for executive officers.

In 2006, the Committee retained The Delves Group ("Delves") as its executive compensation consultant. Delves assisted in conducting a thorough review of the effectiveness and competitiveness of our executive compensation programs. In performing this review, Delves performed interviews with our directors and executive officers, compared the Company's executives' actual and targeted compensation to the Market, and relied upon their general market knowledge and knowledge of the industry, including the prevalence of different compensation vehicles. The Market Data was used to assess total direct compensation levels, and to assist in establishing 2007 targeted compensation levels for Snap-on's executive officers. In particular, with the assistance of Delves, the Committee determined that our executive officers' base salaries and incentive compensation targets were in line with the Market and our compensation philosophy.

In addition to gathering Market Data from various surveys that are available from widely recognized experts in the compensation field, our compensation consultants also gather publicly available data related to a peer group of companies. This peer group represents a set of companies that share important business or organizational attributes (such as size, industry, or business complexity) with us or companies with which we believe we may compete for executive talent. On a periodic basis we review and update our peer group to account for changes in the marketplace and availability of data. We believe that the peer group data provides an understanding of specific pay levels and mix for named executive officers as well as broader pay design/practices for a specific group of companies. We also believe that this data provides us with a good basis for an external review of the relationship between pay and performance. The following companies were approved by the Committee on recommendation by Delves as peer companies, for use in establishing 2007 targeted compensation levels:

AMETEK, Inc.	The Black & Decker Corporation	Briggs & Stratton Corporation
Dover Corporation	JLG Industries, Inc.	Kennametal Inc.
Newell Rubbermaid Inc.	SPX Corporation	The Servicemaster Company
The Stanley Works	The Toro Company

In 2007, the Committee retained Mercer Consulting and Semler Brossy Consulting Group ("Semler Brossy") to provide ongoing advisory services to the Committee. These services include, but are not limited to, providing updates on trends in executive compensation practices; reviewing and making recommendations on the Company's overall compensation strategy; providing input and reviewing Chief Executive Officer and other executive officer salary increases and incentive targets; reviewing incentive program design; and updating the peer group and performing market analysis. The Company has in the past used, and continues to use, Mercer Consulting for actuarial related services in connection with the Company's retirement plans. Semler Brossy does no other work for the Company other than acting as an advisor to the Committee. In 2008, the Committee has exclusively retained Semler Brossy for advice and consultation.

In 2007, after considering marketplace changes and information provided by Mercer Consulting and Semler Brossy, the Committee reviewed our peer group and selected the following peer group companies to be used for future executive compensation analyses:

Actuant Corporation	AMETEK, Inc.	The Black & Decker Corporation
Briggs & Stratton Corporation	Cooper Industries, Ltd.	Danaher Corporation
Donaldson Company, Inc.	Flowserve Corporation	Gardner Denver, Inc.
Kennametal Inc.	Lennox International Inc.	Lincoln Electric Holdings, Inc.
Pentair, Inc.	SPX Corporation	The Stanley Works
The Timken Company	The Toro Company

The Committee annually reviews and approves the base salaries of each executive officer in view of Market Data, an annual performance review, any related merit adjustment recommended by our Chief Executive Officer and in consultation with its executive compensation consultant. Salary adjustments are generally made annually ("merit increase") or in conjunction with a change in responsibility.

Generally, the Committee begins its consideration of the next year's total compensation at its fall meeting. During these meetings, matters such as changes in Market Data, plan philosophy and design, expected performance and historical performance are discussed. Final determinations of plan designs, annual incentive targets and long-term incentive compensation awards are made at the Committee's February meeting, which is held in connection with a regularly scheduled Board meeting shortly after the public release of the prior year's financial results. At that meeting, the Committee also is able to review prior year performance and the status of prior awards of long-term incentive compensation. The Committee has found that considering those matters at a February meeting allows the Committee to not only factor in the prior year's financial results and the current year's operating plan but also to assess prior years' compensation in its decision making. In some cases, financial goals for long-term plan awards may be finalized after the February meeting, allowing the Committee to consider items from that meeting. Occasionally, grants of long-term incentive compensation are made at other meetings in special cases such as promotions or new hires.

Stock options and other long-term incentives are awarded effective as of the Board or Committee meeting date and have an exercise price equal to the closing price of Snap-on common stock as reported on the New York Stock Exchange on the grant date, which is either that date or a specified future date (the "grant date").

Upon the request of the Committee, various Company personnel compile and organize information, arrange meetings and act as Company support for the Committee's work. As discussed in further detail below, our Chief Executive Officer is also involved in making compensation recommendations for other executive officers, which are considered by the Committee.

Total Direct Compensation—Cash and Incentive

Three elements comprised the total direct cash and incentive compensation for Snap-on's executive officers in 2007:

    •
    Base salary;

    •
    Annual incentives; and

    •
    Long-term incentive compensation.

  Base Salary

We provide base salaries, a common market practice, in order to attract and retain high quality individuals. The median of base salaries in the Market Data is generally used as a reference point to compare and establish our executive officers' base salaries. Base salaries, however, are not mathematically derived from these medians because we believe that it is appropriate for the Committee to use its discretion in setting base salaries. There are variances from the median due to factors such as performance, individual experience, tenure in the position, and prior salary. The Committee reviews executive officers' salaries, including those that are substantially above or below the median, and also considers a number of other factors such as job responsibilities and changes in job responsibilities, achievement of specified Company goals, retention, demonstrated leadership, performance potential and Company performance when determining base salary. While the factors that are considered in setting base salaries are not weighed or ranked in any particular way, it is expected that individuals would gradually move higher in salary ranges as their performance improves and as they gain experience with the Company and in their position.

In November of 2006, after reviewing Market Data prepared by Delves and considering the factors discussed above, we determined that the base salaries of our executive officers were appropriate and in line with our compensation philosophy. Of the then eight executive officers (which at that time excluded Thomas L. Kassouf, who became an executive officer in December 2007), the base salaries ranged from 11% below Market median to 31% above Market median.

Thomas J. Ward was determined to be below Market median. As a result of this Market analysis and other factors, including consideration of recently increased responsibilities, Mr. Ward was promoted from Vice President to Senior Vice President and awarded a base salary increase of $50,000, effective November 1, 2006. After this increase, Mr. Ward's base salary was determined to be above the Market median.

Martin M. Ellen, Susan F. Marrinan and Jack D. Michaels were determined to be above Market median and Nicholas T. Pinchuk and Jeanne M. Moreno were determined to be well above Market median. This analysis was performed when Mr. Pinchuk was serving as Senior Vice President, Snap-on Incorporated and President—Worldwide Commercial and Industrial Group.

The Committee gave consideration to the variances for the other named executive officers in light of all the factors discussed above and considered them reasonable. Specifically related to Ms. Moreno, her base salary reflected her prior compensation package, skill set upon hire, and the Committee's assessment of her contributions to the Company and the importance that the Committee and Management place on the initiative that she is leading to enhance the Company's existing global Enterprise Resource Planning (ERP) management information system. With respect to Mr. Pinchuk, his base salary reflected his experience, the Committee's assessment of his future performance potential within the Company, as well as the significant leadership demonstrated in improving the financial performance of those businesses for which he had responsibility.

In 2007, we generally considered merit salary increases of 5% to 9% for executive officers whose performance was rated outstanding, 3% to 6% for those whose performance was rated commendable, 2% to 4% for those rated acceptable, and 0% for those whose performance was rated needs improvement. In addition to performance ratings, we also considered salary versus Market Data and awarded increases outside of the guidelines for one of the eight executive officers, which included a promotional increase along with the merit increase. Actual annual merit salary increases in 2007 ranged from 2% to 7.1% for the named executive officers (excluding the base salary increases discussed in the footnotes below that were related to changes in responsibilities).

Listed below are the annual rates of base salary as of December 30, 2006 and December 29, 2007 (or as of their last day serving as an executive officer, for those who no longer were executive officers on December 29, 2007), for each of the executive officers named in the Summary Compensation Table, who are collectively referred to as the "named executive officers" or "NEOs."

Name and Current Principal Position	Base Salary as of December 30, 2006	Base Salary as of December 29, 2007

Nicholas T. Pinchuk(1) President and Chief Executive Officer	$437,112	$750,000

Jack D. Michaels(2) Chairman and Retired Chief Executive Officer	$840,000	$900,000

Martin M. Ellen(3) Senior Vice President—Finance and Chief Financial Officer	$374,325	$450,000

Thomas J. Ward(4) Senior Vice President and President—Snap-on Tools Company LLC	$325,000	$370,000

Jeanne M. Moreno Vice President and Chief Information Officer	$291,502	$306,076

Thomas L. Kassouf(5) Senior Vice President and President—Commercial Division	$237,436	$300,000

Susan F. Marrinan(6) Senior Legal Advisor and Retired Vice President, Secretary and Chief Legal Officer	$335,791	$342,507

(1)
Mr. Pinchuk began the year as Senior Vice President, Snap-on Incorporated and President—Worldwide Commercial & Industrial Group. On April 23, 2007, the Board of Directors elected Mr. Pinchuk as President and Chief Operating Officer, and on December 18, 2007, the Board of Directors elected him President and Chief Executive Officer. Mr. Pinchuk's base salary was increased from $459,000 to $550,000 annually, effective April 23, 2007, in connection with his election as President and Chief Operating Officer and to $750,000, effective December 18, 2007, in connection with his election as President and Chief Executive Officer.

(2)
Mr. Michaels, our prior Chief Executive Officer, retired from that position upon Mr. Pinchuk's election as President and Chief Executive Officer on December 18, 2007, but he continues as the Chairman of the Board of Directors (which is not an executive officer position). Mr. Michaels' salary decreased from $900,000 to $300,000, effective January 1, 2008, in connection with his retirement from the position of Chief Executive Officer and in view of his remaining duties as Chairman of the Board of Directors.

(3)
Mr. Ellen received an additional base salary increase of 14.5%, from $393,041 to his current salary, effective July 1, 2007, in order to reflect the Committee's judgment on his experience and performance with the Company.

(4)
On April 24, 2007, Mr. Ward was appointed Senior Vice President and President—Snap-on Tools Company LLC. Mr. Ward was previously Senior Vice President and President—Diagnostics and Information Group. Mr. Ward's base salary was increased from $325,000 to $370,000 annually, effective April 24, 2007, in connection with his appointment as Senior Vice President and President—Snap-on Tools Company LLC.

(5)
On April 25, 2007, Mr. Kassouf was appointed President—Commercial Division. Mr. Kassouf was previously President—Worldwide Equipment Division. Mr. Kassouf's base salary was increased from $251,682 to $300,000, effective April 25, 2007, in connection with his appointment as President—Commercial Division. Mr. Kassouf was elected as Senior Vice President and President—Commercial Division effective December 18, 2007.

(6)
Ms. Marrinan retired as Vice President, Secretary, and Chief Legal Officer effective December 18, 2007, and assumed the position of Senior Legal Advisor (which is not an executive officer position).

  Annual Incentives

We provide annual cash incentives for our executive officers and approximately 1,000 other salaried employees under the 2001 Incentive Stock and Awards Plan, as amended with shareholder approval in 2006 (the "Stock and Incentive Plan"). The annual incentive compensation is intended to place a significant part of each executive officer's total annual compensation at risk (i.e., pay for performance). During the executive compensation review performed by Delves, they generally compared annual incentive payments at the "target" level, combined with base salaries, to the 60th to 65th percentile of the Market Data for annual cash compensation. Therefore, because base salaries are generally compared to the Market median as previously discussed, annual incentive targets would generally be expected to exceed the 65th percentile of Market for annual incentives. However, as is the case with base salaries, the Committee exercises discretion and is not bound by numerical benchmarks.

In November of 2006, after reviewing the Market Data prepared by Delves and considering other relevant factors, we determined that the combination of base salary and annual incentive targets ("Target Total Cash Compensation") of our executive officers was appropriate and in line with our compensation philosophy. Of the then eight executive officers (which at that time excluded Mr. Kassouf), the Target Total Cash Compensation ranged from 4% below to 38% above the 65th percentile of Market.

Mr. Michaels was determined to be below the 65th percentile. Mr. Ward was determined to be at the 65th percentile. In conjunction with Mr. Ward's November 1, 2006 promotion to Senior Vice President, and his base salary increase, his annual incentive target was increased from 70% to 75% of base salary. After these adjustments his Target Total Cash Compensation was above the 65th percentile of Market.

The Committee considered this reasonable in light of Mr. Ward's experience, performance, and contributions to the Company's success.

Mr. Ellen and Ms. Marrinan were determined to be above the 65th percentile. Mr. Pinchuk and Ms. Moreno were determined to be well above the 65th percentile.

In the Committee's judgment, the other variances were reasonable, and based upon this analysis no changes to any of the other NEOs annual incentive targets were made for 2007. Again, the Committee specifically considered the variances for Ms. Moreno and Mr. Pinchuk in light of the considerations discussed above for base salary, and determined that these amounts were reasonable. The Committee also considered the variance for Mr. Michaels and determined that it was reasonable in light of equity awards granted when he joined the Company, as well as the employment agreement entered into at that time.

The general plan design in 2007 was a 70% weighting for quantifiable financial measures and a 30% weighting for personal strategic business goals, with the exception of Mr. Michaels whose weighting was 50% for quantifiable financial measures and 50% for personal strategic business goals. These proportions reflect the Committee's belief that annual incentives should be closely aligned with financial performance. Those participants whose primary job responsibilities relate to a particular business unit, or group of units, are measured against the financial performance of both the total Company and those business units. All incentive plans include a minimum weighting of 20% on total Company financial measures. The following table sets forth the weighting of these various targets for each of the NEOs:

Name	Company Financial Performance	Business Unit Financial Performance	Personal Strategic Business Goals

Nicholas T. Pinchuk(1)	20%	50%(2)	30%

Jack D. Michaels	50%	—	50%

Martin M. Ellen	70%	—	30%

Thomas J. Ward	20%	50%(3)	30%

Jeanne M. Moreno	70%	—	30%

Thomas L. Kassouf	20%	50%(4)	30%

Susan F. Marrinan	70%	—	30%

(1)
As a result of promotions and related changes in responsibility, effective April 23, 2007, Mr. Pinchuk's weighting of various targets changed to 70% Company Financial Performance and 30% Personal Strategic Business Goals. Effective December 18, 2007, Mr. Pinchuk's weighting of various targets changed to 50% Company Financial Performance and 50% Personal Strategic Business Goals.

(2)
Business Unit Financial Performance relates to the Commercial & Industrial Group through April 22, 2007.

(3)
Business Unit Financial Performance relates to the Diagnostics & Information Group through April 23, 2007, and the Snap-on Tools Group effective April 24, 2007.

(4)
Business Unit Financial Performance relates to the Worldwide Equipment Division through April 24, 2007, and the Commercial Division effective April 25, 2007.

The Committee believes that this weighting encourages cooperation between business units and also closely aligns participants' actual compensation with the financial performance that they can most directly impact. This general plan design has been in place for the past several years and, in the

Committee's judgment, has achieved the objective of incenting and rewarding performance. In the past several years actual payments related to the various business unit plans have varied from zero to 200% of target, reflecting each business units' financial performance versus the financial performance measures. The 2007 weighting of 50% for the quantifiable financial measures and 50% for personal strategic business goals for Mr. Michaels and Mr. Pinchuk, after being named Chief Executive Officer ("CEO"), reflects the relative importance the Committee and the Board attach to the various strategic initiatives that the CEO is expected to address on behalf of the Company.

Under the relevant plans, the Committee has broad discretion in determining payments, including adjusting results or changing an individual's goals. However, it only uses this discretion when it believes it is appropriate to further the interests of the Company and the incentive goals of the compensation. In some circumstances, such as a mid-year change in responsibility, the Committee uses discretion in determining which business unit's financial measures apply to the participant for the related year, as it did for Messrs. Pinchuk, Kassouf and Ward, as described above. The Committee also can consider unusual financial circumstances. During fiscal 2007, the Committee did not otherwise use its discretion to change the amount of any annual incentive awarded to an executive officer for 2007.

For each financial performance measure, we set three different performance levels (in order of rank)—"threshold," "target" and "outstanding." After the end of the year, we compare actual performance against these levels for each of the performance measures in order to determine payments to the participants. Participants could have earned up to twice their target percentage for performance at the "outstanding" level. The "threshold" level of performance is the minimum level of performance for which any percentage of target bonus can be earned. Payments are adjusted proportionately for actual performance that falls between the "threshold," "target" and "outstanding" levels. The target percentage payouts for each participant may vary from year to year. The 2007 target annual incentive for each of the NEOs, expressed as a percentage of base salary, is set forth in the following table:

Name	Target Bonus as a Percentage of Base Salary

Nicholas T. Pinchuk(1)	90% / 100%

Jack D. Michaels	100%

Martin M. Ellen(2)	90%

Thomas J. Ward	75%

Jeanne M. Moreno	60%

Thomas L. Kassouf(3)	45% / 60%

Susan F. Marrinan	65%

(1)
Mr. Pinchuk's target bonus as a percentage of base salary increased from 90% to 100% effective December 18, 2007, in connection with his appointment as President and Chief Executive Officer.

(2)
Mr. Ellen's target bonus is higher than the other NEOs and the peer group, primarily in recognition of his level of responsibility, experience and historical compensation levels.

(3)
Mr. Kassouf's target bonus as a percentage of base salary increased from 45% to 60% effective April 25, 2007, in connection with his appointment as President—Commercial Division.

The Committee utilized the following quantifiable financial performance measures for the 2007 Company-wide portion of the annual incentive award: operating income, working investment as a percentage of net sales, and the reduction of operating expenses. These measures were used because they reflect the Company's financial priorities and are regularly used to assess financial performance.

The 2007 plan metrics for Company financial performance and achievement are set forth in the table below.

Company Goals*	Threshold	Target	Outstanding
Operating Income(1)	$245.2M	$275.5M	$315.8M
Working Investment as a Percentage of Net Sales(2)	27.4%	25.8%	24.8%

    *
    As discussed below, all payments related to Company and Business Unit Financial Performance would be reduced by 20% if Company operating expenses exceed 34.3% of sales (excluding Financial Services revenue and expense).

    (1)
    Operating Income represents income from continuing operations (including net finance income).

    (2)
    Working Investment as a Percentage of Net Sales is calculated as a twelve-month rolling average of Accounts Receivables plus Inventory less Accounts Payable divided by Net Sales.

In setting total Company operating income targets for annual incentives, the Committee reviewed the operating budgets developed by management and approved by the Board of Directors. The Committee set the target numbers somewhat below budget due to the aggressiveness of the budget and the importance of achieving these goals as part of the Company's longer term strategic plan. The operating income metric is interpolated; the working investment metric is not. The "threshold" operating income metric was set at the prior year's achievement (all references to prior year results in the discussion of target setting exclude the impact of material business unit acquisitions and dispositions). The "target" operating income metric was set at 12.4% over the prior year's results. The "outstanding" operating income metric was set 14.6% higher than the "target" amount and 28.8% above prior year.

In setting the working investment metrics, the Committee also considered the budgets that were developed by management, the challenges faced by the Company as it strives to improve customer service levels while at the same time reduce working investment, the significant strategic changes being implemented that could adversely affect inventory levels and also the significant progress that has been made over the past several years in reducing working investment. After considering these factors, the "threshold" metric was set at the same level as 2006 actual performance. This level was viewed as acceptable in light of the aforementioned considerations. The "target" level of achievement required reducing working investment, stated as a percentage of sales, by 1.6 percentage points. This was set based upon management's recommendation as derived through the budgeting process. The "outstanding" level was set to require an additional 1.0 percentage point decrease beyond the "target" level.

The Committee also recognized the need for the Company to further lower its operating expense cost structure in addition to achieving higher levels of operating income. Therefore, to incent management focus on reducing these expenses, the Committee added an additional target relating to specified reductions in operating expenses. Any payments earned based upon the operating income and working investment results were subject to a 20% reduction if consolidated operating expenses were not reduced 1.5 percentage points as a percent of sales. The level was set in order to drive an operating expense to sales ratio of 34.3%, compared with 35.8% in 2006. For 2007, the operating expense reduction goal was exceeded by 0.5 percentage points as a percent of sales and, thus, there was no reduction in payments.

After comparing 2007 actual financial results against the pre-established financial performance measures, the Committee approved a payment at the outstanding level for operating income ($319.8M) and at the threshold level for working investment percentage goals (26.2%), aggregating to 150% of target.

While the preceding paragraphs describe the processes and philosophies used by the Committee and Board for setting overall Company targets for financial performance measures, substantially the same processes and philosophies are used in setting targets for the business unit financial measures. Financial targets for the Tools Group, Commercial & Industrial Group, Commercial Division, and Worldwide Equipment Division also reflected group goals based on operating income and working investment as a percentage of net sales. Financial targets for the Diagnostics & Information Group reflect only operating income because working investment is not as significant of an operating focus as in the other business units.

The "target" operating income metrics for the business units ranged from 1.3% to 14.1% above the prior year's results. The "threshold" operating income metrics for the business units ranged from 7.5% to 9.3% below the "target" metric, and the "outstanding" operating income metrics ranged from 7.3% to 9.5% above the "target" metric. The working investment "threshold" metrics for the business units were set at the prior year's actual results. The "target" metrics required improvement ranging from 5.7% to 18.7% versus the prior year's results with an additional 5% improvement required for "outstanding" performance.

A prorated portion of Mr. Pinchuk's annual incentive payout was based on the actual financial results of the Commercial & Industrial Group. Based on the financial results, the Committee approved a payout between target and outstanding for operating income and at threshold for working investment, resulting in a payout of 105.2% of target. A prorated portion of Mr. Ward's annual incentive payout was based on the actual financial results of both the Diagnostics & Information Group and the Tools Group. Based on the financial results, the Committee approved a payout between threshold and target at 59.2% of target for the Diagnostics & Information Group and, at the outstanding level for operating income and target level for working investment resulting in a payout of 200% of target for the Tools Group. A prorated portion of Mr. Kassouf's annual incentive payout was based on the actual financial results of the Worldwide Equipment Division and the Commercial Division. Based on the financial results, the Committee approved a payout between target and outstanding for operating income and at threshold for working investment for both the Worldwide Equipment Division and the Commercial Division, resulting in payouts of 141% of target and 147% of target, respectively.

As discussed above, a portion of each executive officer's annual incentive is based on the attainment of personal strategic business goals. Inclusion of these personal strategic business goals is intended to incent a focus on other specific objectives that are critical to the individual's role with the Company. Our objective is to set goals under the plan that are quantitative and measurable, however some personal strategic business goals are by necessity somewhat subjective in nature. The 2007 personal strategic business goals for each of the NEOs are summarized as follows:

Mr. Pinchuk, who began the year as Senior Vice President, Snap-on Incorporated and President—Worldwide Commercial & Industrial Group, became President and Chief Operating Officer in April 2007 and Chief Executive Officer in December 2007. The personal strategic business goals and their weights set when Mr. Pinchuk was elected President and Chief Operating Officer are outlined as follows:

  •
  Successfully complete CEO succession plan—30% weighting;

  •
  Drive strategic profitable growth—40% weighting;

  •
  Drive cost reduction/productivity improvement—20% weighting; and

  •
  Enhance associate engagement—10% weighting.

After review of his performance, the Committee determined that Mr. Pinchuk achieved above target regarding his personal strategic business goals for the overall year.

For Mr. Michaels, who retired as our Chief Executive Officer in December 2007, the personal strategic business goals and their weights were set as follows:

  •
  Successfully complete CEO succession plan—30% weighting;

  •
  Implement Tools Group strategy—30% weighting;

  •
  Drive strategic profitable growth—20% weighting; and

  •
  Drive cost reduction/productivity improvement—20% weighting.

After review of his performance, the Committee determined that Mr. Michaels achieved above target regarding his personal strategic business goals.

For Mr. Ellen, our Senior Vice President—Finance and Chief Financial Officer, the personal strategic business goals and their weights were set as follows:

  •
  Expand Finance Leadership Development—20% weighting; and

  •
  Drive cost reduction/productivity improvement and footprint complexity reduction—80% weighting.

After review of his performance, the Committee determined that Mr. Ellen achieved above target regarding his personal strategic business goals.

For Mr. Ward, who began the year as Senior Vice President and President—Diagnostics & Information Group and became our Senior Vice President and President—Snap-on Tools Company LLC in April 2007, the personal strategic business goals, which encompassed a combination of responsibilities in both his positions during the year, and their weights were set as follows:

  •
  Drive strategic profitable growth—30% weighting;

  •
  Implement Tools Group strategy—40% weighting; and

  •
  Drive cost reduction/productivity improvement—30% weighting.

After review of his performance, the Committee determined that Mr. Ward achieved above target regarding his personal strategic business goals for the overall year.

For Ms. Moreno, our Vice President and Chief Information Officer, the personal strategic business goals and their weights were set as follows:

  •
  Continue to implement Systems Footprint and Platform Programs—40% weighting;

  •
  Support strategic business group plans—40% weighting; and

  •
  Drive cost reduction/productivity improvement—20% weighting.

After review of her performance, the Committee determined that Ms. Moreno achieved above target regarding her personal strategic business goals.

For Mr. Kassouf, who began the year as President—Worldwide Equipment Division and became our President—Commercial Division in April 2007 and Senior Vice President and President—Commercial

Division in December 2007, the personal strategic business goals and their weights set when Mr. Kassouf became President—Commercial Division, are outlined as follows:

  •
  Drive strategic profitable growth—40% weighting;

  •
  Drive cost reduction/productivity improvement—50% weighting; and

  •
  Enhance employee engagement—10% weighting.

After review of his performance, the Committee determined that Mr. Kassouf achieved above target regarding his personal strategic business goals for the overall year.

For Ms. Marrinan, who began the year as Vice President, Secretary, and Chief Legal Officer and became our Senior Legal Advisor in December 2007, the personal strategic business goals and their weights were set as follows:

  •
  Implement Legal Leadership Development and Footprint Program—45% weighting;

  •
  Support strategic business group plans—30% weighting; and

  •
  Drive cost reduction/productivity improvement—25% weighting.

After review of her performance, the Committee determined that Ms. Marrinan achieved targeted results regarding her personal strategic business goals.

Including payments for personal strategic business goals and business unit goals, annual incentives paid to executive officers totaled 134% to 154% of target.

See the Summary Compensation Table below for payouts made to our NEOs under the annual incentive plan.

  Long-Term Incentive Compensation

We also provide long-term incentive compensation to our executive officers and other key employees through the Stock and Incentive Plan. We believe stock-based awards help make the financial interests of management consistent with our shareholders' interests since the ultimate value of stock-based awards is tied to the value of Snap-on's stock.

The Stock and Incentive Plan allows us to grant stock options, performance shares, performance units and restricted shares. It also allows for grants of cash settled stock appreciation rights (SARs) in lieu of options for international employees. Since we compared total direct targeted compensation (base salary plus annual and long-term incentives) to the 60th to 65th percentile of Market in 2006, we also aimed to have the target long-term incentive compensation to be above Market. However, as indicated above, we do not aim for any particular numerical equivalency and use our judgment to respond to specific circumstances. Additionally, the actual payouts of long-term incentives can vary significantly from target because of the longer time period in which performance is measured (in the case of long-term performance-based awards) and because of the market price of our stock (in the case of both stock options and stock-based awards). These types of awards reward financial and personal performance over a longer period of time than base salary and annual incentives. In 2007, our long-term incentive compensation grants for executive officers were composed of approximately one-third stock options and two-thirds performance-based units. We targeted more value in performance-based units because we believe they focus executive officers and key employees on financial performance that is more under their control and which the Committee believes drives shareholder value over the long term. We do provide some portion of long-term compensation in stock options with time-based vesting, which reward based upon the market value of our shares, because we believe it is important that some compensation be designed to mirror our investors' experience.

In granting long-term incentive awards, we take into account the following subjective and objective factors:

  •
  each executive officer's level of responsibility;

  •
  each executive officer's contributions to Snap-on's financial results;

  •
  retention considerations; and

  •
  the practices of companies in the Market.

The Committee believes that using Company stock for a significant portion of these awards provides executive officers with an additional potential equity stake in the Company and helps further align the interests of the executive officers with our shareholders. Although the Committee periodically reviews the value of Snap-on stock owned by executive officers, in 2007 the Company did not have a specific policy regarding ownership of Company stock by them (see below for a discussion of Stock Ownership Guidelines initiated in 2008). Executive officers were encouraged to maintain significant equity stakes in the Company. Similarly, the Company does not have any specific policy relating to the pledging of or hedging in Company securities.

In 2008, the Company is adopting Stock Ownership Guidelines for 15 of its top executives. The guidelines are based on a multiple of base salary using a six month average stock price to value the holdings. Stock ownership includes shares held outright, in 401(k) plans, those purchased through the Dividend Reinvestment and Direct Stock Purchase Plan, and the "in the money" value of vested stock options. The ownership multiples range from one to six times an executive's base salary. Executives are expected to reach the Stock Ownership Guidelines within a five year time frame. The Committee will review progress toward ownership guidelines annually at its August meeting. The Committee has the authority to pay up to 50% of the annual incentive payout in restricted stock if it is determined that an executive is not making reasonable progress towards reaching the guidelines.

Grants of long-term incentives are generally made at the Committee's February meeting, which is held in connection with a regularly scheduled Board meeting and after the public release of the prior year's financial results, although the final financial targets are set after the February meeting, allowing the Committee to consider items from that meeting. Options have an exercise price equal to the closing price of Snap-on common stock as reported on the New York Stock Exchange on the grant date and generally vest in three equal annual increments beginning on the first anniversary of the grant. (Grants issued prior to 2007 vest in two equal annual increments.) Occasionally, grants of long-term incentives are made at other meetings in special cases, such as promotions or new hires.

Prior to making a grant, we consider potential dilution, the Company's share price and the volatility of the share price. In 2007, in order to develop the grant range guidelines for various personnel responsibility grades (including both executive officers and other participants), we looked at market conditions and practice, as well as the estimated value of each grant. We determined the grant date present value using the Black-Scholes valuation model (a formula widely used to value exchange-traded options) for comparison to the market. When determining eligibility and granting awards, the Committee considers market practice, personnel responsibility grades, and the individual's contributions to the Company.

  Stock Options and SARs

In February 2007, we granted stock options and SARs that vest over a three year period to approximately 260 employees. However, in Mr. Michaels' case, we decided that his options should vest in one year, or earlier if he retired before then, recognizing that our consideration of executive succession, for Mr. Michaels in particular, was in progress at the time the award was made. The options granted to Mr. Michaels in 2007 will expire three years after retirement.

Appropriate managers made recommendations for the number of options or SARs to be granted to their employees based on the grant range guidelines. The Committee considered the total recommended grant size for all participants and reviewed the specific recommendations made by Mr. Michaels for grants to the executive officers. After considering the recommendations as compared to outstanding shares and expected dilution, the Committee then made the final grant decisions related to the executive officers and also approved the total grant size for all other participants.

In February 2007, we granted stock options at an aggregate level that we estimated would result in 1.1% dilution. We granted the then eight executive officers options to purchase 387,300 shares, consisting of grants ranging from 4,300 to 200,000 to the individual executive officers. In the aggregate, the number of options granted to executive officers was between the target and the maximum of the guidelines. The Committee determined the amounts awarded to each executive officer based on their contributions and individual performance. Additional awards were made at the regularly scheduled April Committee meeting of 10,000 stock options to Mr. Ward, in connection with his appointment as Senior Vice President and President—Snap-on Tools Company LLC; 6,000 stock options to Mr. Kassouf in connection with his appointment as President—Commercial Division; and 5,000 stock options to Ms. Moreno for her special role in continuing the upgrade of the Company's strategic information system. Executive officers did not receive SARs. See the Grants of Plan-Based Awards Table below for further information regarding stock options awarded to each of the NEOs.

  Long-Term Performance-Based Units

In February 2007, the Committee made grants to 37 key employees, including the then eight executive officers, of shares that vest depending upon the achievement of financial performance criteria over a three year period. The Committee believes that the use of these criteria serves to focus executive officers and key employees on Company financial performance that the Committee believes drives shareholder value over the long term, rather than solely focusing on the market value of shares, as is the case with stock options.

Similar to the process discussed above related to the granting of options and SARs, the Committee made the final long-term performance plan grant decision for executive officers and approved the total recommended grant size for other participants. In 2007, we granted 134,400 long-term performance-based units (consisting of restricted shares and the possibility of cash payments for performance above "target" performance levels) to our then eight executive officers. Individual grants ranged from 1,700 to 46,700 units to the executive officers. In the aggregate, the number of grants was slightly above the guideline range as a result of one executive officer (Ms. Moreno) who received a grant higher than the guideline in order to recognize outstanding contributions to the Company and to incent similar performance in the future. Grants to other key employees that were eligible for these awards ranged from zero to 4,000 units. The grant of 4,000 units, which was over the maximum guideline, was made to one key employee, who was not an NEO.

The Committee also considered, based on Company performance to date, the likely compensation under the long-term performance-based awards previously made for the 2005 to 2007 and 2006 to 2008 periods. In that regard, the Committee estimated that, assuming a continuation of period to date performance, payouts under those plans would be above target.

Vesting of the performance-based units awarded in 2007 will depend upon cumulative performance relative to the goals set for fiscal years 2007, 2008 and 2009, which are based upon revenue growth and return on net assets employed before interest and taxes ("RONAEBIT"). These two measures have been consistently used for the 2005 to 2007 and 2006 to 2008 plan years. We use these measures because they are consistent with the Company's goals to both grow and to increase returns to shareholders. We regularly use RONAEBIT as a measure of return to evaluate performance. The individual can earn shares and cash at varying levels using a matrix that defines percentages earned depending upon actual performance compared to "threshold," "target" and "outstanding" metrics. The following table provides an example of award vesting under that matrix based upon Company performance at the stated levels:

Performance Level	Amount of Restricted Shares	Plus	Amount of Cash
Threshold (see below for discussion)	25% of the Award		—
Target (for both criteria)	100% of the Award		—
Outstanding (for both criteria)	100% of the Award		The percentage over Target (but no greater than 50%) multiplied by the number of Performance Shares earned multiplied by $50.22 (the closing price of our stock on the grant date)

We intend that payments at the "target" level combined with the value of stock options would provide total long-term compensation within the 60th and 65th percentiles of the Market Data for long-term compensation. For the concluded 2005 to 2007 plan, the actual payout was 133.7%, as a result of exceeding the RONAEBIT outstanding level and performing between target and outstanding for revenue growth.

In setting the levels of performance required to earn various percentages of long-term performance-based units, the Committee considered those same business and economic factors that were considered when setting annual incentive performance measures. These include current levels of RONAEBIT and sales, the current year's budget, industry and Gross Domestic Product (GDP) growth rates, and past performance. In addition, the Committee considered longer range strategic plans establishing expectations for improved performance over the three-year performance period.

In order to achieve "target" levels of performance on the matrix, both revenue and RONAEBIT for the 2007 to 2009 period would need to improve from recent performance. "Target" level revenue growth was set at 8.5% annually, which was considered reasonably challenging given the prevailing economic, industry and Company challenges. The required RONAEBIT improvement was set at a level considered to be a stretch challenge, but potentially achievable given the tactical and strategic plans that have been developed; it would require 15% annual operating income growth and the achievement of a 13% operating income margin as a percentage of sales by 2009. The "outstanding" level of revenue growth was set at 11.5% annually. This was considered a significant stretch over target and difficult to achieve. The "outstanding" RONAEBIT metric was also set at a level that was considered difficult to achieve because, assuming a consistent net asset base, it would require an additional $20 million in annual operating income above "target" over the three-year performance period. The "threshold" level of revenue growth was set at 5.5% annually. This was viewed as acceptable in light of a target growth rate of 8.5% annually. The "threshold" RONAEBIT metrics were set to require achieving the 2007 Operating Plan operating income in each of the three plan years. This was considered acceptable in light of the stretch included in the plan, however, reasonably lower than the "target" level. A "threshold" level of payment could be earned by achieving the "threshold" on both the revenue growth and RONAEBIT metrics. It could also be earned in one of two other ways. If revenues increase only 3.5% annually, RONAEBIT would need to grow to the "target" level. Alternatively, if RONAEBIT remained at 2006 levels, revenues would need to achieve the "target" level of 8.5% annual growth. Achieving at least a 25% "threshold" payment was considered minimally acceptable because it would require stretch improvement in one of the measures while maintaining at least current levels, or modest increases, on the other measure.

As part of the long-term performance plans, the Committee considers any acquisitions and divestitures or other significant changes in business practices that occur during the performance period and makes what it considers appropriate adjustments to performance measures to reflect the financial effects of these events on those measures.

In February 2008, the Committee determined the outcome of long-term performance-based awards granted in 2005 based on financial performance during fiscal 2005, 2006 and 2007. The metrics for those awards are set forth in the table below:

Criteria	Threshold	Target	Outstanding
Sales(1)	$2,678 million	$2,808 million	$2,903 million
RONAEBIT(2)	15.4%	16.2%	17.2%

    (1)
    Sales represents the 2007 fiscal year Net Sales.

    (2)
    RONAEBIT is a three-year average for fiscal 2005, 2006, and 2007 calculated as a fraction expressed as a percentage where (i) the numerator is Operating Income (earnings from continuing operations before income taxes plus interest expense less other income (expense)—net) and (ii) the denominator is average net assets employed (total assets minus cash and cash equivalents and minus all liabilities excluding short-term and long-term debt).

Actual performance during the period on these metrics was RONAEBIT at 19.2% and revenues at $2.84 billion. The metrics are both interpolated between levels. Adjustments were made to the plan matrix during the plan period in order to neutralize the effects of a significant business acquisition and another change in business practice related to the working investment. Therefore, as a result, long-term incentive units vested between "target" and "outstanding" at 133.7% of target.

In February 2008, the Committee also had preliminary discussions relating to targets for the 2008 to 2010 plan. The Committee continued the same approach as used in previous years and the same general financial metrics for these future goals.

  Other Benefits

Our executive officers receive other benefits also available to other salaried employees. For example, we provide executive officers and other U.S. salaried employees with health insurance, vacation pay and sick pay. The Company does not provide its executive officers with automobiles or with club memberships or reimbursement of "social expenses" except to the extent that they are specifically, directly and exclusively used to conduct Company business. There are no other perquisites or similar benefits for executive officers that are not consistent with those of other salaried employees. The Committee does not specifically benchmark these other benefits with other companies.

Retirement and Deferred Benefits

The Company maintains two types of retirement plans covering its executive officers, a defined benefit pension program and a defined contribution program where eligible employees and executives may receive matching contributions. Benefits are provided through both "qualified" and "non-qualified" plans (the non-qualified plans are designed to "restore" the benefit levels that may be limited by IRS regulations). The Company also maintains a deferred compensation plan which functions as a defined contribution plan.

	Defined Benefit Program		Defined Contribution Program

	Snap-on Incorporated Retirement Plan (the "Pension Plan")	Snap-on Incorporated Supplemental Retirement Plan for Officers ("Supplemental Plan")	Snap-on Incorporated 401(k) Savings Plan ("401(k) Plan")	Snap-on Incorporated Deferred Compensation Plan ("Deferred Compensation Plan")

Plan Type:	Defined Benefit Pension	Defined Benefit Pension	401(k) Defined Contribution	Deferred Compensation

IRS Tax-Qualified:	Yes	No	Yes	No

Employee Contributions:	No	No	Yes	Yes

Company Contributions:	Yes	Yes	Matching	Restoration Match

When paid:	At retirement	At retirement	At retirement	As elected by the participant for employee deferrals; at retirement for matching contributions

The Defined Benefit Program includes the Snap-on Incorporated Retirement Plan (the "Pension Plan") and the Snap-on Incorporated Supplemental Retirement Plan for Officers (the "Supplemental Plan"). The Pension Plan is a defined benefit retirement plan that covers substantially all U.S. salaried employees, with minimum service requirements. (The Company maintains separate retirement arrangements for hourly employees.) The Pension Plan is a "qualified" retirement plan under the Internal Revenue Code (the "Code") and is therefore subject to the Code's limits on covered compensation and benefits payable. The NEOs also participate in the Supplemental Plan, which is a non-qualified excess benefit and supplemental retirement plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Supplemental Plan provides the benefits that would be payable to participants under the Pension Plan except for the limitations provided for qualified plans under the Code.

The Pension Plan has been established for over 60 years as a general benefit for salaried employees. We have made periodic changes to incorporate various regulatory changes and changing trends in the employment market. The most recent change occurred in 2001 when an account-balance formula was incorporated for new employees; a 401(k) plan matching contribution was also adopted in 2001 to complement the account-balance feature. The then-existing participants were given a choice of converting their benefit to the account-based formula (with an opportunity for a 401(k) plan match) or continuing with the old final average pay times years of service formula. Precise benefits also depend upon the payment alternative chosen by the participant.

The Supplemental Plan, commonly referred to as a supplemental executive retirement plan or "SERP," was established in 1983 and covers approximately 50 active and retired executives, including the NEOs. Under the Supplemental Plan, each participant will receive the difference, if any, between the full amount of retirement income due under the Supplemental Plan formula that applies to the participant and the amount of retirement income payable to the participant under the Pension Plan formula when applicable Code limitations are applied. The Supplemental Plan was also changed in 2001 to incorporate the account-balance formula. Active executives participating in the Supplemental Plan at that time were given a choice to have their Supplemental Plan retain the final average pay times years of service formula or to switch to the new account-balance formula, regardless of the choice they made in the Pension Plan.

The Defined Contribution Program includes the Snap-on Incorporated 401(k) Savings Plan (the "401(k) Plan"), and the Snap-on Incorporated Deferred Compensation Plan (the "Deferred Compensation Plan"). Depending upon the Pension Plan formula applicable to the participant (account-based or final average pay times years of service), the Company matches a portion of employee contributions to the 401(k) Plan. The Deferred Compensation Plan is primarily intended to allow eligible participants to defer base salary and incentive compensation; however, the Company may also make matching contributions to restore 401(k) Plan matching contributions limited by IRS regulations. Some participants may use this plan for retirement savings or to defer base salary or incentive compensation.

Focusing on retention of the individual and reflecting our belief that these benefits should be earned over time, employees step-vest in the Company's 401(k) Plan match over a period of four years and an employee must have five years of continuous employment before becoming vested in benefits under the Defined Benefit Program.

The Committee believes it is appropriate to maintain all four of these plans, taken together, to provide adequate retirement benefits that are comparable to the competitive market and are an additional incentive for the participants to provide for their retirement.

Change in Control and Other Employment-Related Agreements

The Company maintains change in control agreements with all of its executive officers. During his service as President and Chief Executive Officer, Mr. Michaels did not have a change in control agreement, but had an agreement, which ended December 3, 2007, that provided for compensation (absent termination for cause) for a three-year period. This agreement reflected the Board of Directors' desire to retain Mr. Michaels' services for a minimum of three years, but did not reflect an anticipated date of his departure from his then-current position and responsibilities.

The Company has an agreement with Ms. Marrinan to provide her with benefits after her scheduled retirement date, including, among other items, base salary continuation and health insurance. Base salary payments will continue for 52 weeks less the number of weeks paid while she acts as Senior Legal Advisor for the Company. Health insurance will continue for a period of up to 18 months from her retirement and payment of any premiums under the Company's retiree health coverage will continue until age 65.

The Company does not have similar employment agreements with any of its executive officers, but has entered into change in control agreements with all its executive officers, as well as selected other key personnel. In the event of a transaction involving a change in control of the Company, senior executives would typically face a great deal of pressure, including uncertainty concerning their own future. Such arrangements help assure their full attention and cooperation in the negotiation process. Under the change in control agreements effective until January 31, 2008, in the event that there was a change in control of the Company and employment of the NEO ends due to specified events, the executive officer was entitled to compensation for a period of years, in most cases three, and fewer in some, including benefit amounts that would have been accrued pursuant to retirement plans, as if the employee had not been terminated. The circumstances under which benefits were payable pursuant to the agreements generally were the termination of the employee without cause by the Company or by the employee for other defined reasons within two years after a change in control, or the termination of the officer's employment by the Company without cause in anticipation of a change in control. These agreements were modified effective February 1, 2008, as discussed below.

In 2007, the Committee reviewed the change in control agreements. The Committee determined that it could continue to address the concerns and goals that were contemplated by these agreements while offering somewhat reduced benefits; the Committee believed these changes would be in better keeping with current market conditions and corporate governance considerations. The Committee also determined that it could reduce the circumstances in which payments might be made while still providing adequate protection of the executive officers' interests and maintaining the incentive for them to focus on corporate interests in the event of a transaction. Therefore, the existing change in control agreements were terminated and replaced by new forms of agreement, effective February 1, 2008. While many features of the new agreements are similar to the prior agreements, the new agreements somewhat narrow the circumstances in which payments might be made by strengthening the "double trigger" elements of the agreements; reduce multipliers for severance and other benefits to two times multiples rather than three; provide for the continuation of health, disability, life and other insurance benefits, pension credit and 401(k) Plan matching payments for two years, rather than three; and eliminate a prior excise tax gross-up feature, but allow for a reduction in payments so as to avoid adverse excise tax consequences to the executive officer.

See "Potential Change in Control and Other Post-employment Payments" below for further information about these agreements.

Tax Aspects of Executive Compensation

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to certain executive officers that is not "performance based" to $1 million annually. While it is our intention to structure most compensation so that Section 162(m) does not adversely affect Snap-on's tax deduction, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Compensation Committee may elect to structure elements of compensation (such as certain qualitative factors in annual incentives) to accomplish business objectives that it believes are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of Snap-on's tax deduction for related compensation. We believe that substantially all compensation paid in 2007 will be tax deductible.

Other provisions of the Code also can affect the decisions that we make. Under Section 280G of the Code, a 20% excise tax is imposed upon executive officers who receive "excess" payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times annual compensation, determined by a five year average. A company also loses its tax deduction for "excess" payments. Our change in control agreements formerly provided that all benefits under them would be "grossed up" so that we would also reimburse the executive officer for these tax consequences. This feature was eliminated in the agreements that became effective February 1, 2008.

In addition, the Code was recently amended to provide a surtax under Section 409A of the Code with respect to various features of deferred compensation arrangements of publicly-held corporations, mostly for compensation deferred on or after January 1, 2005. We have made the appropriate changes to our Defined Contribution and Defined Benefit Programs and employment agreements to help ensure there are no adverse affects on the Company or executive officers as a result of these Code amendments. We do not expect these changes to have a material tax or financial consequence on the Company.

Compensation Committee Report

The duties and responsibilities of the Organization and Executive Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") are set forth in a written charter adopted by the Board, as set forth on the Company's Website at www.snapon.com. The Compensation Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the above "Compensation Discussion and Analysis" contained in this proxy statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company's annual report on Form 10-K and included in this proxy statement.

Roxanne J. Decyk, Chair
Arthur L. Kelly
Edward H. Rensi

Executive Compensation Information

Table 3: Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)		Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Nicholas T. Pinchuk President and Chief Executive Officer(1)	2007 2006	$526,050 434,310	$	— —	$1,245,129 725,812	$376,963 337,471	$642,405 495,500	$69,057 62,858	$32,627 26,948	$2,892,231 2,082,899

Jack D. Michaels Chairman and Retired Chief Executive Officer(1)	2007 2006	890,000 833,333		— —	3,212,954 1,886,062	3,033,108 1,283,608	1,268,679 1,375,000	189,284 123,620	112,986 45,447	8,707,011 5,547,070

Martin M. Ellen Senior Vice President— Finance and Chief Financial Officer	2007 2006	418,401 371,354		— —	1,281,453 754,425	379,727 358,707	553,979 603,000	70,799 46,220	32,424 22,666	2,736,783 2,156,372

Thomas J. Ward Senior Vice President and President—Snap-on Tools Company LLC(7)	2007 2006	355,865 271,705		— —	730,635 297,097	279,719 124,269	410,209 329,900	275,722 242,710	1,465 1,221	2,053,615 1,266,902

Jeanne M. Moreno Vice President, Chief Information Officer	2007 2006	303,647 288,751		— —	453,967 261,765	156,838 116,132	262,414 300,600	31,614 20,401	19,339 12,702	1,227,819 1,000,351

Thomas L. Kassouf Senior Vice President and President—Commercial Division	2007 2006	282,482 235,660		— 74,388	199,316 114,595	76,719 54,862	233,775 162,612	33,943 20,082	16,772 18,639	843,007 680,838

Susan F. Marrinan Senior Legal Advisor and Retired Vice President, Secretary and Chief Legal Officer(8)	2007 2006	341,388 334,426		— —	376,152 228,386	97,073 109,591	296,934 372,700	318,595 175,881	8,106 8,992	1,438,248 1,229,976

(1)
On December 18, 2007, the Board of Directors elected Mr. Pinchuk, previously Snap-on's President and Chief Operating Officer, as Snap-on's President and Chief Executive Officer. Mr. Michaels, Snap-on's previous Chief Executive Officer, retired from that position upon Mr. Pinchuk's election, and was no longer considered an executive officer as of that date. Mr. Michaels is Snap-on's Chairman and a member of the Board of Directors.

(2)
The "Bonus" column includes only discretionary bonus payments apart from our annual incentive plan. Payments under the annual incentive plan, including payments for achieving personal goals, are set forth in the "Non-Equity Incentive Plan Compensation" column. Because our executive officers' goals are specific and the officers' performance against them is measured, we believe that payments under the annual performance plan which relate to the achievement of personal strategic business goals are properly reflected in the "Non-Equity Incentive Plan Compensation" column. Mr. Kassouf was given an additional cash payment of $74,388 to enhance his annual incentive as management felt that the arithmetic calculation of the annual incentive did not fully reflect Mr. Kassouf's accomplishments during 2006.

(3)
Represents the amounts expensed in 2007 and 2006 relating to outstanding performance-based unit grants ("Stock Awards" column) and option awards ("Option Awards" column) under the 2001 Incentive Stock and Awards Plan, as amended with shareholder approval in 2006 (the "Stock and Incentive Plan"); the related grants and awards were made in 2004, 2005, 2006 and

  2007. See the Grants of Plan-Based Awards table and "Compensation Discussion and Analysis—Long-Term Incentive Compensation" for further discussion regarding the awards in 2007 and the Outstanding Equity Awards at Fiscal Year-End table regarding all outstanding awards. In January 2006, we adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under SFAS No. 123(R) of the equity instrument at the time of grant. The compensation expense is recognized over the vesting period. All years include the SFAS No. 123(R) value of the cash portion of the award. The assumptions used to determine the valuation of the awards are discussed in note 13 to our consolidated financial statements.

The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market price of our common stock over the exercise price on the date the option is exercised, which cannot be forecasted with reasonable accuracy. The ultimate value of the performance-based unit awards will depend upon the number of shares that vest (based upon actual performance as compared to pre-defined goals for revenue growth and return on net assets employed before interest and taxes (RONAEBIT) for the three-year performance period) and the market price of our common stock at vesting.

(4)
Amounts shown represent the annual incentive earned under the Stock and Incentive Plan. See "Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Annual Incentives" for further discussion regarding the awards.

(5)
Represents the increase in the actuarial present value of pension benefits between fiscal year-end 2006 and 2007 and 2005 and 2006, and above-market earnings in 2006. See the Pension Benefits and Non-qualified Deferred Compensation tables below for further discussion regarding our Pension and Deferred Compensation Plans. Amounts in the Summary Compensation Table include "above-market earnings" for interest credited at the prime rate during the first six months of 2006. Effective July 1, 2006, that alternative was eliminated and there have been no above-market earnings for any of the named executive officers listed in the Summary Compensation Table (the "NEOs") for the rest of 2006 nor for all of 2007. During 2006, each of the NEOs received less than $750 in above-market earnings, except for Mr. Pinchuk who received $7,756.

(6)
The amounts listed under the column entitled "All Other Compensation" in the Summary Compensation Table above include our contributions to the 401(k) Plan, Deferred Compensation Plan and life insurance. For Mr. Michaels, this also includes a retirement gift consisting of Snap-on product at market price ($25,443) and a tax gross-up ($19,494) associated with this gift.

  The actual cost to the Company for this gift was less than is listed in the table. The amounts included in the "All Other Compensation" column are listed in the table below:

	Year	Company Matching Contribution to 401(k) Plan ($)	Company Matching Contribution to Deferred Compensation Plan ($)	Value of Life Insurance Premiums Paid by the Company ($)	Other ($)	Total ($)

Pinchuk	2007	$6,750	$23,897	$1,980	—	$32,627

	2006	7,500	17,505	1,943	—	26,948

Michaels	2007	6,750	61,200	99	$44,937	112,986

	2006	7,500	37,848	99	—	45,447

Ellen	2007	6,750	23,892	1,782	—	32,424

	2006	7,500	13,503	1,663	—	22,666

Ward	2007	—	—	1,465	—	1,465

	2006	—	—	1,221	—	1,221

Moreno	2007	6,750	11,377	1,212	—	19,339

	2006	7,500	3,988	1,214	—	12,702

Kassouf	2007	6,750	8,834	1,188	—	16,772

	2006	7,500	10,050	1,089	—	18,639

Marrinan	2007	6,750	—	1,356	—	8,106

	2006	5,891	1,609	1,492	—	8,992

(7)
The Company sponsors a non-qualified Deferred Compensation Plan to which participants may defer all or a portion of each of their base salary, stock awards or non-equity incentive plan compensation. See the further discussions in "Compensation Discussion and Analysis—Retirement and Deferred Benefits" and under "Non-qualified Deferred Compensation" below. Of the amounts included in the table above, none of the NEOs deferred any amounts in 2007, while $27,140 of Mr. Ward's base salary was deferred in 2006.

(8)
Ms. Marrinan retired from her executive officer position on December 18, 2007, although she remains an employee of the Company.

Table 4: Grants of Plan-Based Awards
2007

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)
														Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Approval Date	Plan Name*	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)

Pinchuk	2/15/07	2/15/07	Long-term awards	$—	$—	$464,535	(1)	4,625	18,500	18,500	—		—	$929,070
				—	—	—		—	—	—	40,000	(3)	$50.22	494,400

	2/15/07	2/15/07	Annual incentive(2)	1	476,462	952,924		—	—	—	—		—	—

Michaels	2/15/07	2/15/07	Long-term awards	—	—	1,172,637	(1)	11,675	46,700	46,700	—		—	2,345,274
				—	—	—		—	—	—	200,000	(3)	50.22	2,472,000

	2/15/07	2/15/07	Annual incentive(2)	1	890,301	1,780,602		—	—	—	—		—	—

Ellen	2/15/07	2/15/07	Long-term awards	—	—	464,535	(1)	4,625	18,500	18,500				929,070
				—	—	—		—	—	—	40,000	(3)	50.22	494,400

	2/15/07	2/15/07	Annual incentive(2)	1	376,856	753,712		—	—	—	—		—	—

Ward	2/15/07	2/15/07	Long-term awards	—	—	464,535	(1)	4,625	18,500	18,500	—		—	929,070
				—	—	—		—	—	—	40,000	(3)	50.22	494,400
	4/30/07	4/26/07		—	—	—		—	—	—	10,000	(4)	54.50	127,700

	2/15/07	2/15/07	Annual incentive(2)	1	267,051	534,102		—	—	—	—		—	—

Moreno	2/15/07	2/15/07	Long-term awards	—	—	175,770	(1)	1,750	7,000	7,000	—		—	351,540
				—	—	—		—	—	—	15,000	(3)	50.22	185,400
	4/30/07	4/26/07		—	—	—		—	—	—	5,000	(4)	54.50	63,850

	2/15/07	2/15/07	Annual incentive(2)	1	182,232	364,464		—	—	—	—		—	—

Kassouf	2/15/07	2/15/07	Long-term awards	—	—	76,083	(1)	758	3,030	3,030	—		—	152,167
				—	—	—		—	—	—	6,480	(3)	50.22	80,093
	4/30/07	4/26/07		—	—	—		—	—	—	6,000	(4)	54.50	76,620

	2/15/07	2/15/07	Annual incentive(2)	1	158,118	316,236		—	—	—	—		—	—

Marrinan(6)	2/15/07	2/15/07	Long-term awards	—	—	125,550	(1)	1,250	5,000	5,000	—		—	251,100
				—	—	—		—	—	—	8,000	(3)	50.22	98,880

	2/15/07	2/15/07	Annual incentive(2)	1	221,924	443,848		—	—	—	—		—	—

*
All awards are made pursuant to our 2001 Incentive Stock and Awards Plan (the "Stock and Incentive Plan").

(1)
The awards relate to performance-based restricted stock grants and are earned over a term of three years. The related expense that was recognized in 2007 and shown in the Summary Compensation Table under the "Stock Awards" column relates to the 2006 and 2007 grants of long-term performance-based units. See "Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation" for further discussion regarding the awards. The cash component of the award, which can be earned for performance between the "target" and "outstanding" levels of performance is shown above under the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Maximum" column.

(2)
Amounts represent the annual incentive opportunity available under the Stock and Incentive Plan. The annual incentive actually paid to each of the NEOs is set forth above in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column. See "Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Annual Incentives" for further discussion regarding the awards. Payouts are made annually, dependent upon performance as compared to pre-defined goals. Our targets relate to quantifiable financial performance—operating income, working investment as a percentage of net sales and reduction of operating expenses. In addition, a portion of the annual incentive is based on the attainment of personal strategic business goals.

Payments related to the total Company financial measures and the personal strategic business goals generally gradually increase from zero after a threshold level of performance has been reached; therefore, there is no "minimum" payment. The disclosure above reflects these payments at performance just above the threshold level and a payment of $1.

(3)
The options were granted at the regularly scheduled February 15, 2007 meeting of the Organization and Executive Compensation Committee (and the regularly scheduled Board meeting on the same date in the case of Mr. Michaels) and have an exercise price equal to the closing price of Snap-on stock as reported on the New York Stock Exchange on the date of grant ($50.22). One-third of the options granted vested on February 15, 2008, and the remaining two-thirds will vest on February 15, 2009 and February 15, 2010, respectively. The options granted to Mr. Michaels were to vest on February 15, 2008, however they were also subject to early vesting on his retirement. See the Outstanding Equity Awards at Fiscal Year-End table for further information regarding the awards.

(4)
The options were approved at the regularly scheduled April 26, 2007 meeting of the Organization and Executive Compensation Committee and granted on April 30, 2007, with an exercise price equal to the closing price of Snap-on stock as reported on the New York Stock Exchange on the date of grant ($54.50). The grant to Mr. Ward was in connection with his promotion to the position of Senior Vice President and President—Snap-on Tools Company LLC. The grant to Mr. Kassouf was in connection with his promotion to position of President—Commercial Division. The grant to Ms. Moreno was in connection with her outstanding performance. One-third of the options granted will vest on each of April 30, 2008, April 30, 2009, and April 30, 2010, respectively. See the Outstanding Equity Awards at Fiscal Year-End table for further information regarding the awards.

(5)
For stock awards and options, this amount represents the assumed value on the grant date using the Black-Scholes valuation model generally used by the Company for valuing stock options and other stock-related awards. See note 13 to our 2007 consolidated financial statements. The amounts in this column differ from those in the Summary Compensation Table because the Summary Compensation Table sets forth the expense actually recognized in 2007 for prior years' and current year grants whereas this column represents the amounts related only to the 2007 grants, irrespective of when those amounts will be expensed. Also, the potential value of cash awards is shown in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns above.

(6)
All unvested stock and option awards granted to Ms. Marrinan will lapse and terminate on May 31, 2008, her expected retirement date as an employee.

The Company sponsors a non-qualified Deferred Compensation Plan to which participants may defer all or a portion of each of their base salary, stock awards or non-equity incentive plan compensation. A deferral election was made by Mr. Pinchuk for 100% of his 2007 non-equity incentive plan compensation payable in 2008. Deferral elections relating to the 2006 or 2007 grants of stock awards will be made in June 2008 and June 2009, respectively.

Table 5: Outstanding Equity Awards at Fiscal Year-End
December 29, 2007

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)

Pinchuk	40,000		$30.06	6/27/2012

	40,500		25.11	1/24/2013

	40,500		31.52	1/23/2014

	35,000		33.75	2/18/2015

	21,000(1)	21,000(1)	39.35	2/16/2016

		40,000(2)	50.22	2/15/2017

					10,000(3)	$481,300(4)

					24,000(3)	1,155,120(4)

					18,500(3)	890,405(4)

Michaels	3,000(5)		31.94	4/23/2009

	3,000(5)		26.44	4/28/2010

	3,000(5)		29.36	4/27/2011

	3,000(5)		32.08	4/25/2012

	3,000(5)		28.43	4/24/2013

	3,000(5)		33.55	4/23/2014

	200,000(6)		32.53	12/3/2014

	55,000(1)	55,000(1)	39.35	2/16/2016

		200,000(7)	50.22	2/15/2017

					27,500(3)	1,323,575(4)

					60,000(3)	2,887,800(4)

					46,700(3)	2,247,671(4)

Ellen	9,910		27.81	11/18/2012

	14,393		25.11	1/24/2013

	41,828		31.52	1/23/2014

	40,000		33.75	2/18/2015

	21,000(1)	21,000(1)	39.35	2/16/2016

		40,000(2)	50.22	2/15/2017

					11,000(3)	529,430(4)

					24,000(3)	1,155,120(4)

					18,500(3)	890,405(4)

Ward	2,000		34.50	1/22/2009

	10,000		29.16	5/29/2011

	9,000		32.22	1/25/2012

	7,200		31.52	1/23/2014

	6,480		33.75	2/18/2015

	3,220		31.48	4/1/2015

	7,500(1)	7,500(1)	39.35	2/16/2016

	2,500(8)	2,500(8)	37.47	4/27/2016

		40,000(2)	50.22	2/15/2017

		10,000(9)	54.50	4/30/2017

					2,700(3)	129,951(4)

					12,000(3)	577,560(4)

					18,500(3)	890,405(4)

Moreno	7,500(1)	7,500(1)	39.35	2/16/2016

		15,000(2)	50.22	2/15/2017

		5,000(9)	54.50	4/30/2017

					3,375(3)	162,439(4)

					9,000(3)	433,170(4)

					7,000(3)	336,910(4)

Kassouf		3,240(1)	39.35	2/16/2016

		6,480(2)	50.22	2/15/2017

		6,000(9)	54.50	4/30/2017

					1,700(3)	81,821(4)

					3,600(3)	173,268(4)

					3,030(3)	145,834(4)

Marrinan	2,518		39.71	1/23/2008

	1,485		34.50	1/22/2009

	6,000(1)	6,000(1)	39.35	2/16/2016

		8,000(2)	50.22	2/15/2017

					3,500(3)	168,455(4)

					7,000(3)	336,910(4)

					5,000(3)	240,650(4)

(1)
Option award has an exercise price equal to the value of our common stock on the grant date and vests in two annual increments beginning on the first anniversary following the award. One-half of the options granted vested on February 16, 2007, and the remaining one-half vest on February 16, 2008.

(2)
Option award has an exercise price equal to the value of our common stock on the grant date and vests in three annual increments beginning on the first anniversary following the award. One-third of the options granted vest on February 15, 2008, and the remaining two-thirds will vest on February 15, 2009 and February 15, 2010, respectively.

(3)
Consists of performance-based units awarded in fiscal years 2005, 2006, and 2007 under the Stock and Incentive Plan. Vesting of the performance-based units will be dependent upon cumulative performance relative to revenue growth and return on net assets employed before interest and taxes (RONAEBIT) over the three-year performance periods. See "Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation" for additional information regarding awards.

Plan-to-date performance for the 2005 long-term award is between the target and outstanding levels. The value of the award is shown at the actual number of performance shares that were granted because that represents the maximum number of performance shares that can be earned. In addition, for every performance share that is earned up to the target level, there would be an additional $31.73 cash component earned. For any performance above target, the actual vesting percentage above 100% is multiplied by the number of vested performance shares and by $63.46 in order to calculate an additional cash component that is paid for this above target performance. On February 13, 2008 the Compensation Committee and Board of Directors reviewed actual performance against the 2005 plan and approved a vesting percentage of 133.7%.

Plan-to-date performance for the 2006 long-term award is between the target and outstanding levels; therefore, the value of the award is shown as equal to the total grant number because that represents the maximum number of performance shares that can be earned. In addition, for performance above the target level, for every performance share earned there would be an additional cash component of $39.35 earned.

Plan-to-date performance for the 2007 long-term award is between the threshold and target levels; therefore, the value of the award is shown as equal to the target grant number because that represents the maximum number of performance shares that can be earned. In addition, for performance above the target level, for every performance share earned there would be an additional cash component of $50.22 earned.

(4)
Based on the $48.13 per share closing price of a share of our common stock on December 28, 2007.

(5)
The option awards were granted to Mr. Michaels in his capacity as a non-employee member of the Board of Directors prior to being elected as our Chairman, President and Chief Executive Officer in November of 2004.

(6)
Mr. Michaels was granted this option award in connection with his election as our Chairman, President and Chief Executive Officer in November 2004.

(7)
Option award has an exercise price equal to the closing share price of Snap-on common stock on the grant date ($50.22) and vest on February 15, 2008.

(8)
Option award has an exercise price equal to the value of our common stock on the grant date and vests in two annual increments beginning on the first anniversary following the award. One-half of the options granted vested on April 27, 2007, and the remaining one-half will vest on April 27, 2008.

(9)
Option awards were granted on April 30, 2007, with an exercise price equal to the closing share price of Snap-on common stock on the grant date ($54.50). The grant to Mr. Ward was in connection with his promotion to the position of Senior Vice President and President—Snap-on Tools Company LLC. The grant to Mr. Kassouf was in connection with his promotion to position of President—Commercial Division. The grant to Ms. Moreno was in connection with her performance. One-third of the options granted will vest on each of April 30, 2008, April 30, 2009, and April 30, 2010, respectively.

Table 6:    Option Exercises and Stock Vested
2007

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)(2)

Pinchuk	—	—	—	$—

Michaels	—	—	—	—

Ellen	58,469	$1,570,441	—	—

Ward	—	—	—	—

Moreno	12,150	265,478	—	—

Kassouf	6,480	75,508	—	—

Marrinan	64,997	1,063,143	—	—

(1)
Represents the difference between the exercise price and the average of the high and low trading prices on the date of exercise.

(2)
There were no shares acquired on vesting for long-term incentive programs in 2007. The 2004 long-term incentive program had a two year performance period, ending in 2005 and it paid out in 2006. The 2005 long-term incentive program had a three year performance period, ending in 2007, with payout in 2008.

Defined Benefit Plans

Snap-on Incorporated Retirement Plan

The Snap-on Incorporated Retirement Plan (the "Pension Plan") is a defined benefit retirement plan that covers substantially all U.S. salaried employees, with minimum service requirements. The Pension Plan is a "qualified" retirement plan under the Internal Revenue Code (the "Code") and is therefore subject to the Code's limits on covered compensation and benefits payable. Benefits are determined using either final average earnings and years of credited service or an account balance formula. We do not make any specific contributions for the NEOs. All salaried employees hired on or after January 1, 2001, participate under the account balance formula in the Pension Plan. The table below shows the number of years of credited service, the present value of accumulated benefits and the payments made during the last fiscal year under the Pension Plan and Snap-on Incorporated Supplemental Retirement Plan for Officers (the "Supplemental Plan"). See below for a discussion of the Supplemental Plan. The assumptions used to determine the present value of the accumulated benefit are discussed in note 11 to our consolidated financial statements.

There are no provisions in the plans for granting additional years of credited service to our employees, including the named executive officers.

Supplemental Retirement Plan

Approximately 50 active and retired executives, including the NEOs, participate in the Supplemental Plan. The Supplemental Plan is a non-qualified excess benefit and supplemental retirement plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); it provides benefits that would be payable to participants under the Pension Plan except for the limitations provided for qualified plans under the Code. The Supplemental Plan has a final average pay formula and an account balance benefit formula, both of which are based on the final average pay and account balance formulas in the Pension Plan. Under the Supplemental Plan, each participant will receive the difference, if any, between the full amount of retirement income due under the Supplemental Plan formula that applies to the participant and the amount of retirement income payable to the participant under the Pension Plan formula when applicable IRS limitations are applied. Qualified retirement plan compensation limits were $225,000 per annum for 2007 and $230,000 per annum for 2008 per participant by Section 401(a)(17) of the Code.

Table 7: Pension Benefits

Name	Plan Name	Number of Years Credited Service* (#)	Present Value of Accumulated Benefit ($)**	Payments During Last Fiscal Year ($)

Pinchuk	Snap-on Incorporated Retirement Plan(1)	5.5	$78,696	—

	Supplemental Retirement Plan(1)	5.5	159,881	—

Michaels	Snap-on Incorporated Retirement Plan(1)	3.1	50,170	—

	Supplemental Retirement Plan(1)	3.1	315,632	—

Ellen	Snap-on Incorporated Retirement Plan(1)	9.5	148,278	—

	Supplemental Retirement Plan(1)	9.5	130,256	—

Ward	Snap-on Incorporated Retirement Plan(2)	20.0	522,711	—

	Supplemental Retirement Plan(2)	20.0	616,048	—

Moreno	Snap-on Incorporated Retirement Plan(1)	2.7	33,899	—

	Supplemental Retirement Plan(1)	2.7	28,319	—

Kassouf	Snap-on Incorporated Retirement Plan(1)	5.0	59,746	—

	Supplemental Retirement Plan(1)	5.0	34,775	—

Marrinan	Snap-on Incorporated Retirement Plan(3)	17.2	423,692	—

	Supplemental Retirement Plan(3)	17.2	998,184	—

*
Years of Credited Service for Mr. Ellen and Mr. Ward includes credited service years from participating in the Sun Electric Pension Plan prior to the acquisition of Sun Electric by Snap-on in 1992. The Sun Electric Pension Plan was merged into the Pension Plan in 2000.

**
At December 29, 2007.

(1)
The defined benefit is determined using an account-based cash balance plan formula with pay credits ranging from 3% to 10% based on years of credited service and age. Interest is credited annually based on the five-year Treasury rate as calculated in November of the preceding year. The values shown are the present value of the account balances that would be available upon termination of employment. There are no subsidized optional forms of payment. The Pension Plan is a tax-qualified retirement plan. The Supplemental Plan is a non-qualified deferred compensation plan providing benefits using the same formulas as in the Pension Plan, but without regard to IRS imposed limits.

(2)
The total pension benefit is determined as described in footnote 3 below except that the Supplemental Plan benefit is offset by the benefit payable from the Pension Plan. Benefits from the Pension Plan are as calculated in footnote 3 below for service since August 5, 1996. For service prior to August 5, 1996, benefits are calculated according to the following formula:

  [(2% × Final Average Pay × Projected Service)-(2.4% of Social Security benefit × Projected Service)]

  multiplied by

  (Current Service divided by Projected Service)

Early retirement on the latter calculation is age 55 with 15 years of service.

"Final Average Pay" is an individual's average annual earnings during the last three completed consecutive calendar years of employment and generally includes only base salary paid in a given year.

"Projected Service" means the total number of years a participant could have been eligible to earn a pension benefit if he/she participated in the plan until age 65.

"Current Service" means the total number of years a participant actually earned a pension benefit.

(3)
The total defined benefit is determined using the final average pay formula under the Pension Plan and provides, at the normal retirement age of 65, that retirement benefits will be calculated using the following benefit formula:

  [1.2% × Final Average Pay × Years of Credited Service]

  plus

  [0.45% × {Final Average Pay minus Social Security Covered Compensation} × Years of Credited Service]

"Final Average Pay" is an individual's average annual earnings during the five highest completed consecutive calendar years of employment and generally includes base salary and bonus amounts paid in a given year.

"Social Security Covered Compensation" is a 35-year average of the Social Security Maximum Taxable Wage Base (according to federal regulations) for each calendar year to age 65.

"Years of Credited Service" is the number of years and fractional number of years of continuous employment up to 35 years.

The Normal Form of Benefit (as defined in the Pension Plan) is a 50% joint and survivor benefit which is reduced if payable before age 60. There is also an $800 temporary benefit payable at age 60 for a maximum of 60 months. The total defined benefit under the Supplemental Plan is the value of the above calculation minus the value of the qualified plan account-based pension and minus the qualified 401(k) Plan match account (as discussed in footnote 1 above).

Non-qualified Deferred Compensation

The Snap-on Incorporated Deferred Compensation Plan (the "Deferred Compensation Plan") is primarily intended to allow eligible participants to defer base salary and incentive compensation; however, the Company may also make contributions to restore 401(k) Plan matching contributions otherwise limited by IRS regulations. Approximately 50 active and retired executives, including the NEOs, are eligible to participate in the Deferred Compensation Plan.

The Deferred Compensation Plan is a non-qualified excess benefit and supplemental retirement plan as defined by Sections 3(36) and 201(2) of ERISA. Participants are allowed to defer amounts into a money market fund or into a Snap-on common stock fund. To the extent that money market interest was deemed above market rates, it is also included above in the Summary Compensation Table. Participants are allowed to take a distribution of deferrals and matching contributions following a participant's termination of employment or retirement or to schedule a specific deferral period. Information for each of the NEOs is set forth below relating to the Deferred Compensation Plan.

The Deferred Compensation Plan has been amended to comply with the requirements of Section 409A of the Code.

Table 8: Non-qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)

Pinchuk	$—	$23,897	$60,717	$—	$1,339,590

Michaels	—	61,200	3,217	—	125,054

Ellen	—	23,892	8,970	79,566	205,768

Ward	—	—	10,560	—	209,731

Moreno	—	11,377	214	—	15,632

Kassouf	—	8,834	52	—	24,171

Marrinan(5)	—	—	4,531	—	124,695

(1)
There were no contributions made by NEOs in 2007.

(2)
Amounts reported as Registrant Contributions are reported in the "Other Compensation" column of the Summary Compensation Table.

(3)
These amounts were deferred in prior years and paid according to scheduled distribution elections.

(4)
Of the amounts reported in the "Aggregate Balance at Last Fiscal Year End" column, $27,140 was previously reported for Mr. Ward in the Summary Compensation Table in the Company's Proxy Statement for its 2007 Annual Meeting of Shareholders.

(5)
See "Potential Change in Control and Other Post-employment Payments" below for a discussion of an agreement which may provide additional payments upon retirement.

Potential Change in Control and Other Post-employment Payments

On December 3, 2004, we entered into an agreement with Mr. Michaels that provided for benefits in the event we terminated him without Cause (as defined in the agreement) before December 3, 2007. As Mr. Michaels was still an active employee on December 3, 2007, the agreement lapsed.

On June 4, 2002, we entered into a severance agreement with Mr. Pinchuk when he joined the Company that was intended to recognize and address the economic consequences to him of his departure from his prior employer. The agreement was terminated upon his promotion to Chief Executive Officer in December 2007.

On September 18, 1990, we entered into an agreement with Ms. Marrinan that provided her, in addition to any pension benefits, certain fixed monthly payments for her lifetime if she retired from the Company on, or after, age 62. Ms. Marrinan is retiring from the Company, effective May 31, 2008, prior to age 62 and therefore will not be receiving the benefits set forth in the agreement. However, she will continue to be paid her base salary through December 16, 2008, and will receive continued health insurance benefits.

We have change in control agreements with the continuing NEOs, to provide continued compensation and benefits in the event of a change in control as defined in the agreements. The agreements are for one-year terms and are automatically extended each year for another one year term, unless notice is given. The agreements also provide that if there is a change in control, then the terms will continue for 24 months. In 2007, the Company gave notice that the forms of agreement in effect since 1997 would be terminated; they were replaced by new agreements effective February 1, 2008.

The circumstances under which benefits were payable pursuant to the terminated agreements generally were a change in control plus one of the following: the officer's voluntary determination to leave between 12 and 18 months after a change in control; the termination of the employee without cause by the Company or by the employee for other defined reasons within two years after a change in control; or the termination of the officer's employment by the Company without cause in anticipation of a change in control. Under these agreements, a "change in control" was a defined term that included a merger or similar transaction involving the Company, a third party acquiring more than 25% of the shares which included, in general, a person or entity becoming a 25% or greater shareholder of the Company, a covered removal of directors on the Company's board, or a liquidation of the Company.

Benefits under the former change in control agreements, as in effect at December 29, 2007, included:

  •
  A lump sum payment equal to the sum of his or her highest base salary and the higher of the annual bonus target opportunity or the actual payment during the three years before the change in control multiplied by three years;

  •
  All annual incentive awards that were earned but not yet paid were to be paid, and all annual incentive awards that were not yet earned were deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the change in control, based on the individual's target award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the change in control;

  •
  Continuation of health, disability, life and other insurance benefits for three years;

  •
  Payment of any accrued but unpaid compensation;

  •
  Credit for service for the purposes of any pension benefit plan in which the senior officer participated for three years; and

  •
  Reimbursement of the senior officer, on an after tax basis, for any excise taxes imposed by Section 4999 of the United States Internal Revenue Code (the "Code") related to excess parachute payments.

Such benefits under the agreements were payable regardless of the former senior officer seeking or obtaining employment following termination, provided that the level of any health, disability, life or other insurance benefits were to be reduced if the executive officer obtained other employment.

In 2007, the Committee reviewed the existing change in control agreements and determined it could continue to address the concerns and goals which were contemplated by having these agreements while offering somewhat reduced benefits; the Committee believed these changes would be in better keeping with current market conditions and corporate governance considerations. Therefore, the prior change in control agreements were terminated as of January 31, 2008, and were replaced by new forms of agreement, effective February 1, 2008. The material changes to the agreements include the following:

  •
  The circumstances in which payments might be made were somewhat narrowed, as a result of the strengthened "double trigger" elements of the agreements;

  •
  A revision of certain definitions, including "change in control" and "cause;"

  •
  All multipliers for severance and welfare benefits were reduced to two times multiples rather than three times;

  •
  Health, disability, life and other insurance benefits would be continued for two years, and pension credit and 401(k) Plan matching payments would be given for two years, rather than the prior three years;

  •
  The Company will no longer gross up benefits for excise taxes, but will allow for a reduction in payments so as to avoid adverse excise tax consequences to the executive officer; and

  •
  The compensation subject to the multiplier now includes the executive's bonus or incentive compensation "target" for the fiscal year in which the termination of employment occurs or, if higher, for the fiscal year in which the change in control of the Company occurs, rather than the higher of the annual bonus target opportunity or the actual payment during the three years before the change in control.

Our outstanding equity compensation plans also provide accelerated vesting in the event of a change in control. Except to the extent the Committee provides a result more favorable to holders of awards, in the event of a change in control:

  •
  Each holder of a performance share or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit;

  •
  All outstanding options shall vest automatically;

  •
  Restricted stock that is not vested before a change in control will vest on the date of the change in control;

  •
  All performance shares that have not vested will vest as if earned pro rata to the date of the change in control; and

  •
  Any cash portion of long-term performance-based units will vest at the maximum award opportunity.

These provisions were not changed as a result of the adoption of a new change in control agreement.

The following table sets forth the estimated current value of benefits that could be paid to our continuing NEOs (excluding Mr. Michaels who did not have a change in control agreement and Ms. Marrinan, whose agreement expired when she ceased acting as an executive officer) upon a change in control under the individual change in control agreements with the NEOs. Mr. Kassouf did not have a change in control agreement in fiscal 2007. In the table the "2007" line reflects the estimated current value of benefits payable under the individual change in control agreements effective until January 31, 2008, if the change in control occurred at December 29, 2007. For comparison purposes, the "2008" line corresponds to the estimated current value of benefits payable under the individual change in control agreements effective beginning February 1, 2008. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur.

Table 9: Potential Payments on Change in Control

Name	Year	Severance Amount(1)	Pension Enhancement(2)	Early Vesting of Stock Options(3)	Early Vesting of Equity Portion of Long-Term Performance-Based Units(4)	Payment of Cash for Long-Term Performance Units(5)	Other(6)	Estimated Tax Gross Up(7)	Total

Pinchuk	2007	$4,177,215	$383,919	$184,380	$2,045,525	$936,735	$26,062	$3,510,786	$11,264,622

	2008	2,784,810	242,971	184,380	2,045,525	936,735	17,375	—	6,211,796

Ellen	2007	3,159,000	339,787	184,380	2,045,525	936,735	25,468	2,782,175	9,473,070

	2008	2,007,958	221,631	184,380	2,045,525	936,735	16,979	—	5,413,208

Ward	2007	2,340,627	849,872	92,500	1,467,965	700,635	24,518	2,490,473	7,966,590

	2008	1,560,418	587,947	92,500	1,467,965	700,635	16,345	—	4,425,810

Moreno	2007	1,820,028	181,202	65,850	770,080	352,845	23,758	1,307,265	4,521,028

	2008	1,136,980	115,765	65,850	778,080	352,845	15,839	—	2,465,359

Kassouf	2007	—	—	—	—	—	—	—	—

	2008	1,067,550	92,963	28,447	319,102	146,913	15,791	—	1,670,766

NOTE: In the table above and the footnotes below, "2007" refers to the change in control agreements effective until January 31, 2008, and "2008" refers to the change in control agreements effective beginning February 1, 2008.

(1)
For the 2007 agreements, this amount represents three times the sum of his or her highest base salary and the higher of the annual bonus target opportunity or the actual payment earned during the three years before the change in control, as specified by the change in control agreements. These amounts are based on the 2007 base salary and bonus paid in 2008 for 2007 performance.

For the 2008 agreements, this amount represents two times the sum of his or her base salary immediately prior to the termination of employment and the bonus or incentive compensation opportunity at the "target" level for the fiscal year in which the termination of employment occurs or, if higher, for the fiscal year in which the change in control of the Company occurs, as specified by the change in control agreements. For purposes of comparison, these amounts are also based on the 2007 base salary and bonus to be paid in 2008 for 2007 performance.

(2)
For 2007, this amount represents the present value of an additional three years of service under the Pension Plans and an additional three years of 401(k) Plan matching payments, as specified by the change in control agreements. These amounts are based on the calculation included in the footnotes to the Pension Benefits table. For 2008, Pension Plan credit and 401(k) Plan matching payments are reduced to two years.

(3)
Outstanding unvested stock options would become vested upon a change in control. The amounts shown represent the value of the options based on the closing stock price on December 28, 2007, of $48.13.

(4)
These amounts represent the value of the unvested performance share and performance-based restricted share awards held by the executive, which become vested upon a change in control, based on our closing stock price on December 28, 2007, of $48.13.

(5)
These amounts represent the value of the cash component of the long-term performance-based units paid out at the "outstanding" level, as specified by the related award agreements. We did not include the 2005 long-term performance-based units as they were earned at the end of the year and will be paid out under the plan terms.

(6)
For the 2007 agreements, these amounts include payments for three years of life insurance and medical and dental benefits, as specified by the change in control agreements; for 2008, this is reduced to two years.

(7)
For the 2007 agreements, the estimated tax gross up is based on the 20% excise tax, grossed up for estimated taxes, on the amount of severance and other benefits above each individual's average five-year W-2 earnings. The tax gross up payment is provided for by the change in control agreements.

The 2008 agreements do not provide a tax gross up, but allow for a reduction in payments so as to avoid adverse excise tax consequences to the executive officer.

In addition to the agreements discussed in this section, the named executive officers also participate in, and will be entitled to payments under, the various retirement and deferred compensation plans discussed above under "Defined Benefit Plans" and "Non-qualified Deferred Compensation."

OTHER INFORMATION

Transactions with the Company

Snap-on discourages transactions, other than ordinary course purchase and sales of goods on standard commercial pricing and terms, with the potential for a financial conflict of interests between the Company on the one hand and its executive officers or directors (or related parties) on the other hand. Under Snap-on's practices, any such transactions that do occur must be on a basis that is fair and reasonable to the Company and in accordance with Snap-on's written Code of Business Conduct and Ethics and Corporate Governance Guidelines and other Company and Board policies. However, Snap-on does not have specific guidelines either permitting or prohibiting particular kinds of transactions. Any such transaction also must be approved by a disinterested majority of either the Board or an appropriate committee of the Board and periodically reviewed by the Board or appropriate Board committee thereafter. The Company requires directors and executive officers to disclose transactions or potential transactions to it for consideration. The Board and appropriate committees also review these matters, if any, in determining the independence of directors.

In 2007, the Company did not have any transactions with directors, executive officers or greater-than-5% shareholders requiring disclosure under applicable SEC Rules. However, please see "Corporate Governance Practices and Board Information—Board Information" above for certain matters that the Board considered in determining director independence.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during 2007 our executive officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. The Company files the required reports on behalf of our executive officers and directors.

Dividend Reinvestment and Direct Stock Purchase Plan

The Dividend Reinvestment and Direct Stock Purchase Plan, established in 1997, provides for automatic dividend reinvestment in shares of common stock and allows shareholders and investors the opportunity to purchase shares of common stock directly without using a broker through a variety of methods including:

    •
    investments of cash dividends on all or a portion of common stock that the person already owns; and

    •
    periodic cash investments of more than $100 per investment, up to an annual maximum of $150,000.

Shares acquired under these methods will generally be purchased in the open market but may, at Snap-on's option, consist of newly issued shares. Shares will be purchased at 100% of the average of the high and low prices of the common stock on the day of purchase. For purchasers, there are no participation, commission or administrative fees.

More information, including a prospectus, is available from Computershare Trust Company, N.A., our transfer agent, at 1-800-446-2617 (in the United States) or 1-781-575-2723 (outside the United States).

Householding

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report to shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement, without charge, to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling 1-262-656-5200 and asking for Investor Relations or by writing Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, WI 53143.

Copy of Annual Report

A copy (without exhibits) of the Company's annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 29, 2007 will be provided without charge to each record or beneficial owner of shares of the Company's common stock as of the February 25, 2008 Record Date on the written request of that person directed to the Office of the Corporate Secretary as set forth on page 4 of this Proxy Statement. In addition, copies are available on the Company's Website at www.snapon.com.

The Company has made references to information contained on or available through its Website for your use as background information only. You should not consider this information part of this Proxy Statement.

APPENDIX A

SNAP-ON INCORPORATED
CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS(1)

A director may not be considered independent if the director does not meet the criteria for independence by the New York Stock Exchange (the "NYSE") and applicable law. A director is not considered independent under the NYSE criteria if the Board of Directors finds that the director has a material relationship with Snap-on Incorporated or the subsidiaries in its consolidated group (the "Company"). Under the NYSE rules:

1.
A director who is an employee, or whose Immediate Family Member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2.
A director who receives, or whose Immediate Family Member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an Immediate Family Member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3.
A director is not independent if (A) the director, or an Immediate Family Member, is a current partner of a firm that is the Company's current internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an Immediate Family Member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director, or an Immediate Family Member, was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

4.
A director who is employed, or whose Immediate Family Member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

(1)
Any defined terms used herein shall have such meaning as set forth in the NYSE's listing standards regarding the independence of directors.

A-1

5.
A director who is an executive officer or an employee, or whose Immediate Family Member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not "independent" until three years after falling below such threshold.(2)

The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships:    A director is not independent if any payments by the Company to a business employing, or 10% or more owned by, a director or an Immediate Family Member of a director for goods or services, or other contractual arrangements, are not (i) made in the ordinary course of business and (ii) on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Professional Services:    A director is not independent if the director, or an Immediate Family Member is (i) a partner of or of counsel to a law firm that provides legal services for the Company, or (ii) a partner, officer or employee of an investment bank or consulting firm that provides investment banking or consulting services for the Company.

Personal Services:    A director who provides personal services to the Company is not independent unless (i) the Board has reviewed and approved such personal services in advance of the personal services being provided and (ii) the personal services provided are disclosed in the Company's proxy statement.

Relationships with Not-for-Profit Entities:    A director is not independent if the director, or an Immediate Family Member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives contributions from the Company unless that foundation, university or other not-for-profit organization provides demonstrable services to the Company, its employees, or the Company's employees' families.

(2)
In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or Immediate Family Member's current employer; the Company need not consider former employment of the director or Immediate Family Member. Charitable organizations shall not be considered "companies" for purposes of this test, provided however, that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

A-2

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2008.

Vote by Internet

• Log on to the Internet and go to

www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain
01 - Roxanne J. Decyk*	☐	☐	☐	02 - Nicholas T. Pinchuk*	☐	☐	☐

03 - Richard F. Teerlink*	☐	☐	☐	04 - James P. Holden (ratification to serve until the 2010 Annual Meeting)**	☐	☐	☐

*   For three year term

** For two year balance of a term

	For	Against	Abstain
2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditor for 2008.	☐	☐	☐

3. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

B  Non-Voting Items

Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, sign in corporation’s name by an authorized officer. If a partnership, please sign in partnership’s name by an authorized person.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

Dear Shareholder:

Snap-on Incorporated encourages you to take advantage of a convenient way by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed on the reverse side in the purple bar. The series of numbers that appear in the purple bar on the reverse must be used to access the system.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Snap-on Incorporated

2801 80TH STREET
KENOSHA, WI 53143

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Nicholas T. Pinchuk and Martin M. Ellen as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock of Snap-on Incorporated held of record by the undersigned on February 25, 2008, at the Wyndham Milwaukee Airport Hotel and Convention Center, 4747 South Howell Avenue, Milwaukee, WI 53207 at 10:00 a.m., Central Time, on Thursday, April 24, 2008 or at any adjournment thereof.

This Proxy will be voted “FOR” the Director nominees in the Proxy Statement and “FOR” Item 2 if no choice is specified. In the absence of an instruction to the contrary, this Proxy will be voted for the proposals stated herein and at the discretion of the Proxies on any other business.

This Proxy is also intended for use by the participants of any eligible benefit plans of Snap-on Incorporated. Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

  COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
  ITEM 1: ELECTION OF DIRECTORS
  Nominees for Election and Ratification
  Directors Not Standing for Election at this Meeting
  CORPORATE GOVERNANCE PRACTICES AND BOARD INFORMATION
  Nomination of Directors
  Shareholder Communications with the Board
  Annual Meeting Attendance
  Board Information
  Board Compensation
  Table 1: Director Compensation
  ITEM 2: RATIFY THE AUDIT COMMITTEE'S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR 2008
  AUDIT COMMITTEE REPORT
  DELOITTE & TOUCHE LLP FEE DISCLOSURE
  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
  Table 2: Security Ownership of Management
  Security Ownership of Certain Beneficial Owners
  EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Executive Compensation Information
  Table 3: Summary Compensation Table
  Table 4: Grants of Plan-Based Awards 2007
  Table 5: Outstanding Equity Awards at Fiscal Year-End December 29, 2007
  Table 6: Option Exercises and Stock Vested 2007
  Table 7: Pension Benefits
  Table 8: Non-qualified Deferred Compensation
Potential Change in Control and Other Post-employment Payments
  Table 9: Potential Payments on Change in Control
  OTHER INFORMATION
  APPENDIX A
CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE